Exhibit 10.9

EXECUTION VERSION

INTERCREDITOR AGREEMENT

dated as of October 26, 2015 and

amended as of March 15, 2017

among

JPMorgan Chase Bank, N.A.,

as Original Priority Lien Agent,

and

Wilmington Trust, National Association,

as Second Lien Collateral Trustee

and

Wilmington Trust, National Association,

as Original Third Lien Collateral Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO (A) IN THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JULY 31, 2013, AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG EXCO RESOURCES, INC., AS BORROWER, CERTAIN SUBSIDIARIES THEREOF, AS GUARANTORS, THE LENDERS PARTY THERETO FROM TIME TO TIME AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, AND IN THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH AMENDED AND RESTATED CREDIT AGREEMENT, (B) IN THE INDENTURE DATED AS OF MARCH 15, 2017, AMONG EXCO RESOURCES, INC., AS THE ISSUER, CERTAIN SUBSIDIARIES OF EXCO RESOURCES, INC., AS GUARANTORS, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE AND IN THE OTHER NOTE DOCUMENTS REFERRED TO IN SUCH INDENTURE (SUCH INDENTURE RELATING TO THE 8.0% / 11.0% 1.5 LIEN SENIOR SECURED PIK TOGGLE NOTES DUE 2022), (C) IN THE 1.75 LIEN TERM LOAN CREDIT AGREEMENT DATED AS OF MARCH 15, 2017, AMONG EXCO RESOURCES, INC., AS BORROWER, CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO, AS GUARANTORS, WILMINGTON TRUST, NATIONAL ASSOCIATION., AS ADMINISTRATIVE AGENT AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS COLLATERAL AGENT AND THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH THIRD LIEN TERM LOAN CREDIT AGREEMENT, AND (D) IN THE TERM LOAN CREDIT AGREEMENT DATED AS OF OCTOBER 19, 2015, AS AMENDED BY THE FIRST AMENDMENT THERETO DATED AS OF MARCH 15, 2017, AMONG EXCO RESOURCES, INC., AS BORROWER, CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO, AS GUARANTORS WILMINGTON TRUST, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS COLLATERAL AGENT AND THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH TERM LOAN CREDIT AGREEMENT.

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.01	Construction; Certain Defined Terms	1

ARTICLE II

LIEN PRIORITIES

SECTION 2.01	Relative Priorities	23
SECTION 2.02	Prohibition on Marshalling, Etc.	24
SECTION 2.03	No New Liens	24
SECTION 2.04	Similar Collateral and Agreements	25
SECTION 2.05	No Duties of Priority Lien Agent	26
SECTION 2.06	No Duties of Second Lien Collateral Trustee	27

ARTICLE III

ENFORCEMENT RIGHTS; PURCHASE OPTION

SECTION 3.01	Limitation on Enforcement Action	28
SECTION 3.02	Standstill Periods; Permitted Enforcement Action	30
SECTION 3.03	Insurance	34
SECTION 3.04	Notification of Release of Collateral, Enforcement Action and Default	35
SECTION 3.05	No Interference; Payment Over	36
SECTION 3.06	Purchase Option	40

ARTICLE IV

OTHER AGREEMENTS

SECTION 4.01	Release of Liens; Automatic Release of Second Liens and Third Liens	43
SECTION 4.02	Certain Agreements With Respect to Insolvency or Liquidation Proceedings	45
SECTION 4.03	Reinstatement	54
SECTION 4.04	Refinancings; Additional Second Lien Debt; Additional Third Lien Debt	56
SECTION 4.05	Amendments to Priority Lien Documents, Second Lien Documents and Third Lien Documents	59
SECTION 4.06	Legends	62

SECTION 4.07	Second Lien Secured Parties and Third Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor	62
SECTION 4.08	Postponement of Subrogation	62
SECTION 4.09	Acknowledgment by the Secured Debt Representatives	63
SECTION 4.10	Right of First Offer of Backstop Commitment Parties	63

ARTICLE V

GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

SECTION 5.01	General	66
SECTION 5.02	Deposit Accounts	67

ARTICLE VI

APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS

SECTION 6.01	Application of Proceeds	68
SECTION 6.02	Determination of Amounts	69

ARTICLE VII

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE; CONSENT OF GRANTORS; ETC.

SECTION 7.01	No Reliance; Information	69
SECTION 7.02	No Warranties or Liability	70
SECTION 7.03	Obligations Absolute	71
SECTION 7.04	Grantors Consent	72

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

SECTION 8.01	Representations and Warranties of Each Party	72
SECTION 8.02	Representations and Warranties of Each Representative	72

ARTICLE IX

MISCELLANEOUS

SECTION 9.01	Notices	73
SECTION 9.02	Waivers; Amendment	74
SECTION 9.03	Actions Upon Breach; Specific Performance	74
SECTION 9.04	Parties in Interest	75
SECTION 9.05	Survival of Agreement	75
SECTION 9.06	Counterparts	75
SECTION 9.07	Severability	76

Annex and Exhibits

Annex I

Provision for the Second Lien Indenture, any Additional Second Lien Debt Facility, the Second Lien Documents, the Third Lien Debt Facility, any Additional Third Lien Debt Facility and the Third Lien Documents

and

Provision for all Priority Lien Security Documents, Second Lien Indenture Security Documents, any Additional Second Lien Security Documents, the Third Lien Security Documents and the Additional Third Lien Security Documents that Grant a Security Interest in Collateral

Exhibit A	Form of Priority Confirmation Joinder

Exhibit B	Security Documents

INTERCREDITOR AGREEMENT, dated as of March 15, 2017 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among JPMorgan Chase Bank, N.A., as administrative agent for the Priority Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Original Priority Lien Agent”), Wilmington Trust, National Association, as Second Lien Collateral Trustee (as hereinafter defined) and Wilmington Trust, National Association, as collateral agent for the Third Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Third Lien Collateral Agent”).

W I T N E S S E T H

WHEREAS, reference is made to (a) the Priority Credit Agreement (defined below), (b) the Second Lien Indenture (defined below), (c) the Additional Second Lien Documents (defined below), (d) the Senior Third Lien Credit Agreement (defined below), (e) the Junior Third Lien Credit Agreement (defined below) and (f) the Additional Third Lien Documents (defined below).

WHEREAS, from time to time following the date hereof, EXCO Resources, Inc., a Texas corporation (together with its successors and assigns, the “Company”) may (i) incur Additional Second Lien Obligations (as defined below) to the extent permitted by the Secured Debt Documents (as defined below) and (ii) incur Additional Third Lien Obligations (each as defined below) to the extent permitted by the Secured Debt Documents (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties), the Second Lien Collateral Trustee (for itself and on behalf of the Second Lien Secured Parties) and the Third Lien Collateral Agent (for itself and on behalf of the Third Lien Secured Parties) agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified in accordance with the terms of each applicable Secured Debt Document (including, for the avoidance of doubt, this Agreement), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c) Unless otherwise set forth herein, all references herein to (i) the Second Lien Collateral Trustee shall be deemed to refer to the Second Lien Collateral Trustee in its capacity as collateral trustee under the Second Lien Collateral Trust Agreement and (ii) the Third Lien Collateral Agent shall be deemed to refer to the Third Lien Collateral Agent in its capacity as collateral agent under the Third Lien Collateral Trust Agreement.

(d) As used in this Agreement, the following terms have the meanings specified below:

“Accounts” has the meaning assigned to such term in Section 3.01(a).

“Additional Second Lien Debt Facility” means any Indebtedness for which the requirements of Section 4.04(b) of this Agreement applicable thereto have been satisfied, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Second Lien Indenture nor any Second Lien Substitute Facility shall constitute an Additional Second Lien Debt Facility at any time.

“Additional Second Lien Documents” means the definitive documentation for any Additional Second Lien Debt Facility and the Additional Second Lien Security Documents.

“Additional Second Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Second Lien Secured Party (or any of its Affiliates) in respect of the Additional Second Lien Documents.

“Additional Second Lien Secured Parties” means, at any time, the Second Lien Collateral Trustee, the trustee, agent or other representative of the holders of any Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Second Lien Document, each other holder of, or obligee in respect of, any Additional Second Lien Obligations outstanding at such time and each holder or lender pursuant to any Additional Second Lien Document; provided that the Second Lien Indenture Secured Parties shall not be deemed Additional Second Lien Secured Parties.

“Additional Second Lien Security Documents” means the definitive documentation for any Additional Second Lien Debt Facility (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon the Second Lien Collateral in favor of the Additional Second Lien Secured Parties, in each case, as amended, modified, renamed, restated or replaced from time to time in accordance with the terms of this Agreement (including, for the avoidance of doubt, Section 4.05(b)) (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Second Lien Substitute Facility).

“Additional Third Lien Debt Facility” means any Indebtedness for which the requirements of Section 4.04(b) of this Agreement applicable thereto have been satisfied, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Third Lien Debt Facility nor any Third Lien Substitute Facility shall constitute an Additional Third Lien Debt Facility at any time.

“Additional Third Lien Documents” means the definitive documentation for any Additional Third Lien Debt Facility and the Additional Third Lien Security Documents.

“Additional Third Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Third Lien Secured Party (or any of its Affiliates) in respect of the Additional Third Lien Documents.

“Additional Third Lien Secured Parties” means, at any time, the Third Lien Collateral Agent, the trustee, agent or other representative of the holders of any Series of Third Lien Debt who maintains the transfer register for such Series of Third Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Third Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Third Lien Debt outstanding at such time.

“Additional Third Lien Security Documents” means the definitive documentation for any Additional Third Lien Debt Facility (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon the Third Lien Collateral in favor of the Additional Third Lien Secured Parties), in each case, as amended, modified, renamed, restated or replaced from time to time in accordance with the terms of this Agreement (including, for the avoidance of doubt, Section 4.05(c)) (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Third Lien Substitute Facility).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Backstop Commitment Parties” means Hamblin Watsa Investment Counsel Ltd. and its Affiliates (including Fairfax Financial Holdings Limited), ESAS, OCM EXCO Holdings LLC, and Gen IV and, in each case, their respective Affiliates (excluding, in each case, the Company and its Subsidiaries) and any arranger, representative or agent appointed by such parties to act on their behalf in their collective capacity as the “Backstop Commitment Parties” under the Second Lien Indenture and the other Second Lien Documents.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowing Base” means the maximum amount in dollars determined or redetermined by the lenders under the Priority RBL Credit Agreement or any Priority Substitute Credit Facility, as applicable, as the aggregate lending value to be ascribed to the Oil and Gas Properties of the Company and the Grantors against which such lenders are prepared to provide loans or other Indebtedness to the Company and the Grantors under the Priority RBL Credit Agreement, using their customary practices and standards for determining reserve based loans and which are generally applied by lenders to borrowers in the Oil and Gas Business, as determined semi-annually during each year and/or on such other occasions as may be provided for by the Priority RBL Credit Agreement, and which is based upon, inter alia, the review by such lenders of the Hydrocarbon reserves, royalty interests and assets and liabilities of the Company and its Subsidiaries.

“Business Day” means any day excluding Saturday, Sunday and any other day on which banking institutions are not required to be open in the State of New York City, or the principal place of payment.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Management Obligations” means any obligations of the Company or a Grantor owed to any lender (or any Affiliate of any such lender) as permitted under the Priority RBL Credit Agreement in respect of treasury management arrangements or depositary or other cash management services, including commercial credit card and merchant card services.

“Class” means (a) in the case of Priority Lien Debt, the Priority Lien Debt, taken together, (b) in the case of Second Lien Debt, every Series of Second Lien Debt, taken together and (c) in the case of Third Lien Debt, every Series of Third Lien Debt, taken together.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral, the Second Lien Collateral and/or the Third Lien Collateral.

“Credit Facilities” means, collectively, one or more debt facilities (including, without limitation, the Priority Credit Agreement), capital markets financings or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, bankers acceptances, notes or other long-term indebtedness, including any mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds additional borrowers or guarantors thereunder, and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“DIP Financing” has the meaning assigned to such term in Section 4.02(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 4.02(b).

“DIP Lenders” has the meaning assigned to such term in Section 4.02(b).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(b) payment in full in cash of the principal of (to the extent such principal does not constitute Excess Priority Lien Obligations) and interest at the rate provided for in the Priority Lien Documents, including any default interest, (regardless of whether such interest has accrued before or after commencement of an Insolvency or Liquidation Proceeding, and in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding) and premium (if any) (in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding) on all Priority Lien Debt (other than any undrawn letters of credit);

(c) discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt that are not Excess Priority Lien Obligations;

(d) payment in full in cash of obligations in respect of Hedging Obligations that are secured by the Priority Liens (and, with respect to any particular Swap Agreement, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent) pursuant to the terms of the Priority Credit Agreement) other than such Hedging Obligations that have been novated or collateralized to the extent required by the terms thereof; and

(e) payment in full in cash of all other Priority Lien Obligations, including without limitation, Cash Management Obligations, that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

(f) a release in favor of the Priority Lien Secured Parties and the Priority Lien Agent in form and substance reasonably satisfactory to the Priority Lien Secured Parties and the Priority Lien Agent from the Company and its subsidiaries or the successor thereof;

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, and so long as either (I) no Event of Default under the Second Lien Documents has occurred and is then continuing or (II) the prior written consent of the Second Lien Collateral Trustee has then been obtained, the Company, any Grantor or any other guarantor enters into any Priority Lien Document evidencing a Priority Lien Debt which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations (subject, however, in all events, to the Priority Lien Cap) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations and any Third Lien Obligations shall be deemed to have been at all times Third Lien Obligations and at no time Priority Lien Obligations or Second Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Discharge of Second Lien Obligations” means the occurrence of all of the following:

(a) payment in full in cash of the principal of and interest at the rate provided for in the Second Lien Documents, including any default interest, (regardless of whether such interest has accrued before or after commencement of an Insolvency or Liquidation Proceeding, and, in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding) and premium (if any) (in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding) on all Second Lien Debt;

(b) payment in full in cash of all other Second Lien Obligations that are outstanding and unpaid at the time the Second Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if at any time after the Discharge of Second Lien Obligations has occurred, the Company, any Grantor or any other guarantor enters into any Second Lien Document evidencing a Second Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Second Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Second Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Second Lien Debt in accordance with this Agreement, the obligations under such Second Lien Document shall automatically and without any further action be treated as Second Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement and any Third Lien Obligations shall be deemed to have been at all times Third Lien Obligations and at no time Second Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Second Lien Obligations.

“Disposition” means any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.

“ESAS” means Energy Strategic Advisory Services LLC, a Delaware limited liability company.

“Excess Priority Lien Obligations” means Obligations constituting Priority Lien Obligations of the type referred to in clause (a) of the definition of “Priority Lien Cap” that are in excess of the amount in clause (a) of the definition of “Priority Lien Cap.”

“Financial Officer” of any Person means the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Controller, Treasurer or Assistant Treasurer of such Person.

“Gen IV” means Gen IV Investment Opportunities, LLC and its Affiliate Vega Asset Partners, LP.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Company, and each other subsidiary of the Company that shall have granted any Lien in favor of any of the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Agent on any of its assets or properties to secure any of the Secured Obligations.

“Hedging Obligations” means, with respect to any Grantor, (a) the “Lender Hedging Obligations”, as defined in the Priority RBL Credit Agreement (as in effect on the date hereof and to the extent amended or modified, so long as such amendment or modification is not materially adverse to the interests of the Second Lien Secured Parties or Third Lien Secured Parties) and (b) under any Priority Substitute Credit Facility, the obligations of such Grantor incurred in the normal course of business and consistent with past practices and not for speculative purposes under any Swap Agreement, including:

(a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect such Grantor or any subsidiary thereof entering into the agreement against fluctuations in interest rates with respect to indebtedness incurred;

(b) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect such Grantor or any subsidiary thereof entering into the agreement against fluctuations in currency exchanges rates with respect to indebtedness incurred;

(c) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of oil, natural gas or other commodities used, produced, processed or sold by that Grantor or any subsidiary thereof at the time; and

(d) other agreements or arrangements designed to protect such Grantor or any subsidiary thereof against fluctuations in interest rates, commodity prices or currency exchange rates.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” has the meaning assigned to such term in the Priority RBL Credit Agreement (as in effect on the date hereof).

“Junior Third Lien Administrative Agent” means Wilmington Trust, National Association, together with its successors in such capacity.

“Junior Third Lien Collateral Agent” means Wilmington Trust, National Association, together with its successors in such capacity.

“Junior Third Lien Credit Agreement” means the Term Loan Credit Agreement, dated as of October 19, 2015, as amended by the First Amendment thereto dated as of March 15, 2017, among the Company, the Guarantors party thereto from time to time, the Lenders (as defined in therein) party thereto from time to time, the Junior Third Lien Collateral Agent and the Junior Third Lien Administrative Agent, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document.

“Junior Third Lien Debt Facility” means the indebtedness and other credit facilities under the Junior Third Lien Credit Agreement and the other Junior Third Lien Documents.

“Junior Third Lien Documents” means the definitive documentation for the Junior Third Lien Debt Facility (including the Junior Third Lien Credit Agreement) and the Junior Third Lien Security Documents.

“Junior Third Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Junior Third Lien Secured Party (or any of its Affiliates) in respect of the Junior Third Lien Documents.

“Junior Third Lien Secured Parties” means, at any time, the Junior Third Lien Trustee, the Junior Third Lien Collateral Agent, the trustees, agents and other representatives of the holders of the Junior Third Lien Debt Facility (including any holders of notes pursuant to supplements executed in connection with the issuance of Series of Junior Third Lien Debt under the Junior Third Lien Debt Facility) who maintains the transfer register for such Junior Third Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Junior Third Lien Document and each other holder of, or obligee in respect of, any Junior Third Lien Obligations, any holder or lender pursuant to any Junior Third Lien Document outstanding at such time; provided that the Additional Third Lien Secured Parties shall not be deemed Junior Third Lien Secured Parties.

“Junior Third Lien Security Documents” means the Junior Third Lien Debt Facility (insofar as the same grants a Lien on the Collateral), the Third Lien Collateral Trust Agreement, each agreement listed in Part C of Exhibit B hereto, the Security Instruments (as defined in the Third Lien Debt Facility) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Original Third Lien Collateral Agent, in each case, as amended, modified, renamed, restated or replaced from time to time in accordance with the terms of this Agreement (including, for the avoidance of doubt, Section 4.05(c)) (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Third Lien Substitute Facility).

“Junior Third Lien Trustee” means, from and after the date of execution and delivery of the Junior Third Lien Debt Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Company or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, arrangement, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” means any mortgage, pledge, security interest or encumbrance, Lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be either the principal executive officer or a Financial Officer of the Company.

“Oil and Gas Business” means:

(a) the acquisition, exploration, exploitation, development, operation and disposition of interests in Hydrocarbons;

(b) the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of Hydrocarbons obtained from unrelated Persons;

(c) any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of Hydrocarbons and products produced in association therewith;

(d) any other related energy business, including power generation and electrical transmission business where fuel required by such business is supplied, directly or indirectly, from Hydrocarbons produced substantially from properties in which the Company or the Restricted Subsidiaries, directly or indirectly, participate;

(e) any business relating to oil field sales and service; and

(f) any activity necessary, appropriate or incidental to the activities described in the preceding clauses (a) through (e) of this definition.

“Oil and Gas Properties” means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, wellbore interests, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests, contractual interests, non-operating interests and rights in any pooled, unitized or communitized acreage by virtue of such interest being a part thereof; (b) interests in and rights with respect to Hydrocarbons other minerals or revenues therefrom and contracts and agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), and surface interests, fee interests, reversionary interests, reservations and concessions related to any of the foregoing; (c) easements, rights-of-way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d) interests in oil, gas, water, disposal and injection wells, equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible or intangible, movable or immovable, real or personal property and fixtures located on, associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) all seismic, geological, geophysical and engineering records, data, information, maps, licenses and interpretations.

“Original Priority Lien Agent” has the meaning assigned to such term in the preamble hereto.

“Original Third Lien Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Permitted Junior DIP Financing” has the meaning assigned to such term Section 4.02(c).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit A.

“Priority Credit Agreement” means the Priority RBL Credit Agreement.

“Priority Lien” means a Lien granted by the Company or any other Grantor in favor of the Priority Lien Agent, at any time, upon any Property of the Company or such other Grantor to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Credit Facility).

“Priority Lien Agent” means the Priority RBL Agent.

“Priority Lien Cap” means, as of any date, the sum of (a) the aggregate principal amount of all indebtedness plus the unused portion of the Borrowing Base (plus the unused portion of any other then unutilized facilities thereunder, if any) at such time outstanding at any time under the Priority Credit Agreement (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) not in excess of $150,000,000 (inclusive of, Priority Lien Protective Advances), plus (b) the amount of all Cash Management Obligations and Hedging Obligations, to the extent such Cash Management Obligations or Hedging Obligations are secured by the Priority Liens and to the extent incurred, and outstanding, not in violation of the Second Lien Documents, plus (c) the amount of accrued and unpaid interest at the rate provided for in the Priority Lien Documents, including default interest, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding and outstanding fees, costs, charges, make whole amounts and expenses (including legal fees and expenses) provided for in the Priority Lien Documents (in each case whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding).

“Priority Lien Collateral” means all “Collateral”, as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

“Priority Lien Debt” means the indebtedness under the Priority Credit Agreement (including letters of credit and reimbursement obligations with respect to the Priority RBL Credit Agreement (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof)) that was permitted to be incurred and secured under the Priority Credit Agreement, the Second Lien Indenture, any Additional Second Lien Debt Facility, any Second Lien Substitute Facility, any Third Lien Debt Facility, any Additional Third Lien Debt Facility and any Third Lien Substitute Facility (or as to which the lenders under the Priority Credit Agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents) and additional indebtedness under any Priority Substitute Credit Facility.

“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Security Documents, the other “Loan Documents” (or equivalent term) (as defined in the Priority RBL Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the Priority Credit Agreement or any Priority Substitute Credit Facility.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of or in connection with Priority Lien Debt together with Hedging Obligations and the Cash Management Obligations, in each case to the extent that such Obligations are secured by Priority Liens. For the avoidance of doubt, Hedging Obligations shall only constitute Priority Lien Obligations to the extent that such Hedging Obligations are secured under the terms of the Priority Credit Agreement and Priority RBL Lien Security Documents. Notwithstanding any other provision hereof, the term “Priority Lien Obligations” will include accrued interest (at the rate provided for in the Priority Lien Documents, including default interest), fees, costs, make whole amounts, indemnification and reimbursement and other charges incurred under the Priority Credit Agreement and the other Priority Lien Documents, in each case whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Priority Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Priority Lien Protective Advances” means any advance made by one or more Priority Lien Secured Parties for the purpose of (a) maintaining, protecting or preserving the Collateral and/or the Priority Lien Secured Parties’ rights under the Priority Lien Documents or which is otherwise made for the benefit of the Priority Lien Secured Parties, (b) enhancing the likelihood of, or maximizing the amount of, repayment of any Priority Lien Obligation and/or (c) paying any other amount chargeable to, or required to be paid by, any Grantor hereunder or under any other Priority Lien Document as a result of the actions described under clauses (a) or (b) above.

“Priority Lien Release Notice” has the meaning assigned to such term in Section 4.01(a).

“Priority Lien Secured Parties” means, at any time, the Priority Lien Agent, each lender, issuing bank or noteholder under the Priority Credit Agreement, each holder, provider or obligee of any Hedging Obligations and Cash Management Obligations that is a lender under the Priority RBL Credit Agreement or an Affiliate (as defined herein or in the Priority RBL Credit Agreement) thereof and, in each case, that is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Priority Lien Document and each other holder of, or obligee in respect of, any Priority Lien Obligations (including pursuant to a Priority Substitute Credit Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

“Priority Lien Security Documents” means the Priority Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit B hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent, in each case, as amended, modified, renamed, restated or replaced from time to time in accordance with the terms of this Agreement (including, for the avoidance of doubt, Section 4.05(a)) (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Credit Facility).

“Priority RBL Agent” means the Original Priority Lien Agent, and, from and after the date of execution and delivery of a Priority Substitute Credit Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Priority RBL Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 31, 2013, among the Company, as borrower, subsidiaries thereof party thereto, as guarantors, the Original Priority Lien Agent, and the lenders party thereto from time to time, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time to the extent not otherwise prohibited by the terms hereof with the same and/or different lenders and/or agents and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Priority Substitute Credit Facility.

“Priority Substitute Credit Facility” means any Credit Facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that Replaces the Priority Credit Agreement then in existence. For the avoidance of doubt, any Priority Substitute Credit Facility shall be required to be a revolving asset-based loan facility; provided that any Priority Lien securing such Priority Substitute Credit Facility shall be subject to the terms of this Agreement for all purposes (including the Lien priorities as set forth herein as of the date hereof).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Replaces” means, (a) in respect of any agreement with reference to any Priority Credit Agreement or any Priority Lien Obligations or any Priority Substitute Credit Facility, that such agreement refunds, refinances or replaces such Priority Credit Agreement, the Priority Lien Obligations thereunder or such Priority Substitute Credit Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Priority Credit Agreement, Priority Lien Obligations or

such Priority Substitute Credit Facility, in part, (b) in respect of any agreement with reference to the Second Lien Documents, the Second Lien Obligations or any Second Lien Substitute Facility, that such indebtedness refunds, refinances or replaces the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility, in part and (c) in respect of any agreement with reference to the Third Lien Documents, the Third Lien Obligations or any Third Lien Substitute Facility, that such indebtedness refunds, refinances or replaces the Third Lien Documents, the Third Lien Obligations or such Third Lien Substitute Facility in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Third Lien Documents, the Third Lien Obligations, or such Third Lien Substitute Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Restricted Subsidiary” has the meaning assigned to such term in the Priority Credit Agreement as in effect on the date hereof, and any component definition used therein has the meaning set forth in the Priority Credit Agreement on the date hereof.

“Right of First Offer” means the bona fide right, but not the obligation, of the Backstop Commitment Parties to acquire, by way of assignment, on a ratable basis in accordance with the applicable Backstop Commitment Party’s ROFO Applicable Percentage and in accordance with Section 4.10 of this Agreement, all or a portion of the rights and obligations of any Lender (as defined in the Priority Credit Agreement) under the Priority Credit Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it (each as defined in the Priority Credit Agreement)) that are to be assigned by any such Lender pursuant to the terms of the Priority Credit Agreement and Section 4.10 of this Agreement.

“ROFO Agent” means Hamblin Watsa Investment Counsel Ltd., together with its successors in such capacity.

“ROFO Applicable Percentage” means, with respect to Hamblin Watsa Investment Counsel Ltd. and its Affiliates (including Fairfax Financial Holdings Limited), 50.33%, with respect to ESAS, 23.33%, with respect to OCM EXCO Holdings LLC, 13.17% and with respect to Gen IV, 13.17%;; provided that between and among all or any of the Backstop Commitment Parties, from time to time, such Backstop Commitment Parties may agree to transfer (as between any two Backstop Commitment Parties, whether permanently or temporarily), reduce (unilaterally by any individual Backstop Commitment Parties, whether permanently or temporarily) or otherwise modify their ROFO Applicable Percentages (as agreed between all Backstop Commitment Parties).

“ROFO Notice” means written notice from a Backstop Commitment Party notifying the Priority RBL Agent that such Backstop Commitment Party intends to exercise its Right of First Offer as to a proposed assignment of Loans and Revolving Commitments (each as defined in the Priority Credit Agreement) under the Priority Credit Agreement, and which ROFO Notice shall identify, among other things, the material terms and conditions of the proposed offer from the applicable Backstop Commitment Party (including the amount of the proposed assigned Loans and Revolving Commitments (each as defined in the Priority Credit Agreement) that the applicable Backstop Commitment Party proposes to purchase and the price and form of consideration applicable thereto).

“Second Lien” means a Lien granted by a Second Lien Document to the Second Lien Collateral Trustee, at any time, upon any Collateral by any Grantor to secure Second Lien Obligations (including Liens on such Collateral under the security documents associated with any Second Lien Substitute Facility).

“Second Lien Collateral” means all “Collateral”, as defined in any Second Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.

“Second Lien Collateral Trustee” means Wilmington Trust, National Association, together with its successors in such capacity appointed pursuant to the Second Lien Collateral Trust Agreement, and, from and after the date of execution and delivery of the Second Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

“Second Lien Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Effective Date, among the Company, the Guarantors party thereto, the Second Lien Collateral Trustee and the Senior Secured Notes Trustee, as representative for the Senior Secured Notes, as the same may be amended, restated, amended and restated, supplemented, replaced (whether upon or after termination or otherwise) or otherwise modified or restated in accordance with the terms.

“Second Lien Debt” means the indebtedness under the Second Lien Indenture and guarantees thereof, and indebtedness under the other Second Lien Indenture Documents, and all additional indebtedness incurred under any Additional Second Lien Documents and guarantees thereof and all additional indebtedness under the Second Lien Indenture and guarantees thereof, in each case, that was permitted to be incurred and secured in accordance with the Secured Debt Documents and with respect to which the requirements of Section 4.04(b) have been (or are deemed) satisfied, and all Indebtedness incurred under any Second Lien Substitute Facility.

“Second Lien DIP Financing” has the meaning assigned to such term in Section 4.02(c).

“Second Lien Documents” means the Second Lien Indenture Documents and the Additional Second Lien Documents.

“Second Lien Indenture” means the indenture (with respect to the 8.0%/11.0% 1.5 Lien Senior Secured PIK Toggle Notes due 2022) dated as of March 15, 2017, among Exco Resources, Inc., as the issuer, certain subsidiaries of Exco Resources, Inc., as guarantors, the Second Lien Trustee and the Second Lien Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Second Lien Substitute Facility.

“Second Lien Indenture Documents” means the Second Lien Indenture, the Second Lien Indenture Security Documents and all other loan documents (including the Notes (as defined in the Second Lien Indenture)), notes, guarantees, instruments and agreements governing or evidencing the Second Lien Indenture Obligations or any Second Lien Substitute Facility.

“Second Lien Indenture Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Second Lien Indenture Secured Party (or any of its Affiliates) in respect of the Second Lien Indenture Documents.

“Second Lien Indenture Secured Parties” means, at any time, the Second Lien Collateral Trustee, the Second Lien Trustee, the Holders (as defined in the Second Lien Indenture) and any other trustees, agents and other representatives of the Holders (as defined in the Second Lien Indenture), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Second Lien Indenture Document and each other holder of, or obligee in respect of, any Second Lien Obligations, any holder pursuant to any Second Lien Indenture Document outstanding at such time; provided that the Additional Second Lien Secured Parties shall not be deemed Second Lien Indenture Secured Parties.

“Second Lien Indenture Security Documents” means the Second Lien Indenture (insofar as the same grants a Lien on the Collateral), the Second Lien Collateral Trust Agreement, each agreement listed in Part B of Exhibit B hereto, the Security Instruments (as defined in the Second Lien Indenture) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Collateral Trustee, in each case, as amended, modified, renamed, restated or replaced from time to time in accordance with the terms of this Agreement (including, for the avoidance of doubt, Section 4.05(b)) (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Second Lien Substitute Facility).

“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest (at the rate provided for in the Second Lien Documents, including default interest), fees, costs, make whole amounts, indemnification and reimbursement obligations, and other charges incurred under the Second Lien Indenture and the other Second Lien Documents, in each case, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and, in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Lien Purchasers” has the meaning assigned to such term in Section 3.06.

“Second Lien Representative” means (a) in the case of the Second Lien Indenture, the Second Lien Trustee, and (b) in the case of any other Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt that (x) is appointed as a Second Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Second Lien Debt, together with its successors in such capacity, and (y) has become party to the Second Lien Collateral Trust Agreement by executing a joinder in the form required under the Second Lien Collateral Trust Agreement.

“Second Lien Secured Parties” means the Second Lien Indenture Secured Parties and the Additional Second Lien Secured Parties.

“Second Lien Security Documents” means the Second Lien Indenture Security Documents and the Additional Second Lien Security Documents.

“Second Lien Standstill Period” has the meaning assigned to such term in Section 3.02(a)(i).

“Second Lien Substitute Facility” means any facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Priority Lien Documents, the proceeds of which are used to, among other things, Replace the Second Lien Indenture and/or any Additional Second Lien Debt Facility then in existence. For the avoidance of doubt, no Second Lien Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Second Lien Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the Lien priority as set forth herein as of the date hereof) as the other Liens securing the Second Lien Obligations are subject to under this Agreement.

“Second Lien Trustee” means Wilmington Trust, National Association, together with its successors in such capacity appointed as trustee pursuant to the terms of the Second Lien Indenture.

“Section 363 Event” has the meaning assigned to such term in Section 4.02(d).

“Section 363 Notice” has the meaning assigned to such term in Section 4.02(d).

“Section 363 Objections” has the meaning assigned to such term in Section 4.02(d).

“Secured Debt Documents” means the Priority Lien Documents, the Second Lien Documents and the Third Lien Documents.

“Secured Debt Representative” means the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent.

“Secured Obligations” means the Priority Lien Obligations, the Second Lien Obligations and the Third Lien Obligations.

“Secured Parties” means the Priority Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties.

“Security Documents” means the Priority Lien Security Documents, the Second Lien Security Documents and the Third Lien Security Documents.

“Senior Third Lien Administrative Agent” means Wilmington Trust, National Association., together with its successors in such capacity.

“Senior Third Lien Collateral Agent” means Wilmington Trust, National Association, together with its successors in such capacity.

“Senior Third Lien Credit Agreement” means the 1.75 Lien Term Loan Credit Agreement, dated as of March 15, 2017, among the Company, the Guarantors party thereto from time to time, the Lenders (as defined in therein) party thereto from time to time, the Original Third Lien Collateral Agent and the Senior Third Lien Administrative Agent, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document.

“Senior Third Lien Debt Facility” means the indebtedness and other credit facilities under the Senior Third Lien Credit Agreement and the other Senior Third Lien Documents.

“Senior Third Lien Documents” means the definitive documentation for the Senior Third Lien Debt Facility (including the Senior Third Lien Credit Agreement) and the Senior Third Lien Security Documents.

“Senior Third Lien Obligations” means, with respect to any Grantor, any Obligations of such Grantor owed to any Senior Third Lien Secured Party (or any of its Affiliates) in respect of the Senior Third Lien Documents.

“Senior Third Lien Secured Parties” means, at any time, the Senior Third Lien Trustee, the Senior Third Lien Collateral Agent, the trustees, agents and other representatives of the holders of the indebtedness under the Senior Third Lien Documents including any holders of notes pursuant to supplements executed in connection with the issuance of Series of Senior Third Lien Debt under the Senior Third Lien Documents) who maintains the transfer register for such Senior Third Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Senior Third Lien Document and each other holder of, or obligee in respect of, any Senior Third Lien Obligations, any holder or lender pursuant to any Senior Third Lien Document outstanding at such time; provided that the Senior Third Lien Secured Parties shall not be deemed Junior Third Lien Secured Parties.

“Senior Third Lien Security Documents” means the Senior Third Lien Debt Facility (insofar as the same grants a Lien on the Collateral), the Third Lien Collateral Trust Agreement, each agreement listed in Part D of Exhibit B hereto, the Security Instruments (as defined in the Third Lien Debt Facility) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Original Third Lien Collateral Agent, in each case, as amended, modified, renamed, restated or replaced from time to time in accordance with the terms of this Agreement (including, for the avoidance of doubt, Section 4.05(c)) (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Third Lien Substitute Facility).

“Senior Third Lien Trustee” means, from and after the date of execution and delivery of the Senior Third Lien Debt Credit Agreement, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

“Series of Second Lien Debt” means, severally, the Second Lien Indenture and each other issue or series of Second Lien Debt (including any Additional Second Lien Debt Facility) for which a single transfer register is maintained.

“Series of Secured Debt” means the Priority Lien Debt, each Series of Second Lien Debt and each Series of Third Lien Debt.

“Series of Third Lien Debt” means, severally, the Third Lien Debt Facility and each other issue or series of Third Lien Debt (including any Additional Third Lien Debt Facility) for which a single transfer register is maintained.

“subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more subsidiaries of such Person; or (c) one or more subsidiaries of such Person.

“Standstill Period” means the Second Lien Standstill Period, the Third Lien First Standstill Period and the Third Lien Second Standstill Period, as applicable.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that in no event shall any (a) phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Grantor or any Restricted Subsidiary or (b) near term spot market purchase and sale of a commodity in the ordinary course of business based on a price determined by a rate quoted on an organized exchange for actual physical delivery, be a Swap Agreement.

“Third Lien” means a Lien granted by a Third Lien Document to the Third Lien Collateral Agent, at any time, upon any Collateral by any Grantor to secure Third Lien Obligations (including Liens on such Collateral under the security documents associated with any Third Lien Substitute Facility).

“Third Lien Collateral” means all “Collateral”, as defined in any Junior Third Lien or Senior Third Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Senior Third Lien or Junior Third Lien Obligations.

“Third Lien Collateral Agent” means the Original Third Lien Collateral Agent, and, from and after the date of execution and delivery of the Third Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

“Third Lien Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of October 26, 2015 (as amended and restated as of March 15, 2017), among the Company, the other Grantors from time to time party thereto, the Senior Third Lien Administrative Agent, the Junior Third Lien Administrative Agent, the other Third Lien Representatives from time to time party thereto and the Third Lien Collateral Agent, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Third Lien Document.

“Third Lien Debt” means indebtedness under the Senior Third Lien Credit Agreement and the Junior Third Lien Debt Credit Agreement and indebtedness incurred under, any Senior Third Lien Documents or Junior Third Lien Documents, any Additional Third Lien Documents and all indebtedness incurred under any Third Lien Substitute Facility.

“Third Lien Debt Facilities” means the Senior Third Lien Debt Facility and the Junior Third Lien Debt Facility.

“Third Lien Documents” means the Senior Third Lien Documents and the Junior Third Lien Documents, the Additional Third Lien Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any Third Lien Substitute Facility.

“Third Lien First Standstill Period” has the meaning assigned to such term in Section 3.02(a)(ii).

“Third Lien Obligations” means Third Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Third Lien Obligations” will include accrued interest (at the rate provided for in the Third Lien Documents, including default interest, fees, costs, make whole amounts, indemnification and reimbursement obligations, and other charges incurred under the Senior Third Lien Credit Agreement and the other Third Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding). To the extent that any payment with respect to the Third Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Third Lien Representative” means (a) in the case of the Third Lien Debt Facility, the Third Lien Collateral Agent and (b) in the case of any Series of Third Lien Debt, the trustee, agent or representative of the holders of such Series of Third Lien Debt who (i) is appointed as a Third Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Third Lien Debt, together with its successors in such capacity, and (ii) has become party to the Third Lien Collateral Trust Agreement by executing a joinder in the form required under the Third Lien Collateral Trust Agreement.

“Third Lien Second Standstill Period” has the meaning assigned to such term in Section 3.02(b).

“Third Lien Secured Parties” means the Senior Third Lien Secured Parties, Junior Third Lien Secured Parties and the Additional Third Lien Secured Parties.

“Third Lien Security Documents” means the Senior Third Lien Security Documents, Junior Third Lien Security Documents and the Additional Third Lien Security Documents.

“Third Lien Substitute Facility” means any facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Priority Lien Documents and the Second Lien Documents, the proceeds of which are used to, among other things, Replace any Third Lien Debt Facility and/or Additional Third Lien Debt Facility then in existence. For the avoidance of doubt, no Third Lien Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Third Lien Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the Lien priority as set forth herein as of the date hereof) as the other Liens securing the Third Lien Obligations are subject to under this Agreement.

“Third Lien Trustee” means, from and after the date of execution and delivery of the Third Lien Debt Facility or Third Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity. As of March 15, 2017, the Third Lien Trustee is the Senior Third Lien Trustee.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date hereof.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

ARTICLE II

LIEN PRIORITIES

SECTION 2.01 Relative Priorities.

(a) The grant of the Priority Liens pursuant to the Priority Lien Documents, the grant of the Second Liens pursuant to the Second Lien Documents and the grant of the Third Liens pursuant to the Third Lien Documents create three separate and distinct Liens on the Collateral.

(b) Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Second Lien Documents, the Third Lien Documents or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, or order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of the New York UCC or other applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document, a Second Lien Document or a Third Lien Document, (v) the modification of a Priority Lien Obligation, a Second Lien Obligation or a Third Lien Obligation, and (vi) the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of the Company or other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing a DIP Financing, or the subordination of a Lien on Collateral securing a Second Lien Obligation to a Lien securing another obligation of the Company or other Person (other than a Priority Lien Obligation) that is permitted under the Second Lien Documents as in effect on the date hereof, each of the Second Lien Collateral Trustee, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Collateral Agent, on behalf of itself and the other Third Lien Secured Parties, hereby agrees that (i) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to (A) any and all Second Liens on any Collateral, in any case, subject to the Priority Lien Cap as provided herein and (B) any and all Third Liens on any Collateral, (ii) any Second Lien on any Collateral now or hereafter held by or for the benefit of any Second Lien Secured Party shall be (A) junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral, in any case, subject to the Priority Lien Cap as provided herein and (B) senior in right, priority, operation, effect and all other respects to any and all Third Liens on any Collateral and (iii) any Third Lien on any Collateral now or hereafter held by or for the benefit of any Third Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to (A) any and all Priority Liens on any Collateral and (B) any and all Second Liens on any Collateral.

(c) It is acknowledged that (x) subject to the Priority Lien Cap (as provided herein), (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) (A) the Priority Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (B) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in the case of the foregoing clauses (A) and (B) all without affecting the subordination of the Second Liens or Third Liens hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties and (y) (i) the aggregate amount of the Second Lien Obligations may be increased from time to time pursuant to the terms of the Second Lien Documents, and (ii) (A) the Second Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (B) the Second Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in the case of the foregoing clauses (A) and (B) all without affecting the subordination of the Third Liens hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties. The Lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Priority Lien Obligations (or any part thereof), the Second Lien Obligations (or any part thereof) or the Third Lien Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or by any action that any Secured Debt Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02 Prohibition on Marshalling, Etc.

(a) Until the Discharge of Priority Lien Obligations, the Second Lien Collateral Trustee and the Second Lien Secured Parties agree that they will not (and, until the Discharge of Priority Lien Obligations, hereby waives any right to) assert any marshalling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.

(b) Until the Discharge of Priority Lien Obligations and the Discharge of Second Lien Obligations, the Third Lien Collateral Agent and the Third Lien Secured Parties agree that they will not (and each hereby waives any right to) assert any marshalling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.

SECTION 2.03 No New Liens. The parties hereto agree that, (a) so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (i) grant or permit any additional Liens on any asset of a Grantor to secure any Third Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure (A) the Priority Lien Obligations and has taken all actions required to perfect such Liens and (B) the Second Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Priority Lien Agent or the Second Lien Collateral Trustee to accept such Lien will not prevent the Third Lien Collateral Agent from taking the Lien, (ii) grant or permit any additional Liens on any asset of a Grantor to secure any Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure (A) the Priority Lien Obligations and has taken all actions required to perfect such Liens and (B) the Third Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Priority Lien Agent or the Third Lien Collateral Agent to accept such Lien will not prevent the Second Lien Collateral Trustee from taking the Lien or (iii) grant or permit any additional Liens on any asset of a Grantor to secure any Priority Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure (A) the Second Lien Obligations and has taken all actions required to perfect such Liens and (B) the Third Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Second Lien Collateral Trustee or the Third Lien Collateral Agent to accept such Lien will not prevent the Priority Lien Agent from taking the Lien and (b) after the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (i) grant or permit any additional Liens on any asset of a Grantor to secure any Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Third Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Third Lien Collateral Agent to accept such Lien will not prevent the Second Lien Collateral Trustee from taking the Lien or (ii) grant or permit any additional Liens on any asset of a Grantor to secure any Third Lien Obligations unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of a Grantor to secure the Second Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Second Lien Collateral Trustee to accept such Lien will not prevent the Third Lien Collateral Agent from taking the Lien, with each such Lien as described in clauses (a) and (b) of this Section 2.03 to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent, the other Priority Lien Secured Parties, the Second Lien Collateral Trustee or the other Second Lien Secured Parties, each of the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties and the Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, agrees that any amounts received by or distributed to any Second Lien Secured Party or Third Lien Secured Party, as applicable, pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 3.05(b).

SECTION 2.04 Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral, the Second Lien Collateral and the Third Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Agent, the specific assets included in the Priority Lien Collateral, the Second Lien Collateral and the

Third Lien Collateral, the steps taken to perfect the Priority Liens, the Second Liens and the Third Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents, the Second Lien Documents and the Third Lien Documents in respect of the Priority Lien Obligations, the Second Lien Obligations and the Third Lien Obligations, respectively, (b) that the Second Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents, (iii) provisions in the Second Lien Security Documents which are solely applicable to the rights and duties of the Second Lien Collateral Trustee or the other Second Lien Secured Parties, and (iv) with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing debt securities sold in similar private transactions that are not subject to the registration requirements of the Securities Act, (c) that the Third Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents and Second Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Third Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents and Second Lien Security Documents, (iii) provisions in the Third Lien Security Documents which are solely applicable to the rights and duties of the Third Lien Collateral Agent and the other Third Lien Secured Parties, and (iv) with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing debt securities sold in similar private transactions that are not subject to the registration requirements of the Securities Act, (d) that at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations and (e) that at no time shall there be any Grantor that is an obligor in respect of the Third Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations and the Second Lien Obligations.

SECTION 2.05 No Duties of Priority Lien Agent. Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, acknowledges and agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duties or other obligations to any such Second Lien Secured Party or Third Lien Secured Party with respect to any Collateral, other than to transfer to the Second Lien Collateral Trustee any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Priority Lien Obligations, in each case without recourse, representation or warranty on the part of the Priority Lien Agent or any Priority Lien Secured Party. In furtherance of the foregoing, each Second Lien Secured Party and Third Lien Secured Party acknowledges and agrees that until the Discharge of Priority Lien Obligations (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties and the Third Lien Secured Parties following the expiration of any applicable Standstill Period), the Priority Lien Agent shall be entitled, for the benefit of the Priority Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Priority Lien Documents, without regard to (a) any Second Lien or any rights to which the Second Lien Collateral Trustee or any Second Lien

Secured Party would otherwise be entitled as a result of such Second Lien or (b) any Third Lien or any rights to which the Third Lien Collateral Agent or any Third Lien Secured Party would otherwise be entitled as a result of such Third Lien. Without limiting the foregoing, each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duty or obligation to first appraise or value any of the Collateral, or marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Second Lien Secured Parties or the Third Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Secured Parties or the Third Lien Secured Parties, as applicable, from such realization, sale, Disposition or liquidation. Following the Discharge of Priority Lien Obligations, the Second Lien Collateral Trustee and the other Second Lien Secured Parties may, subject to any other agreements binding on the Second Lien Collateral Trustee or such other Second Lien Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, Disposition or other liquidation of Collateral by, or on behalf of the Second Lien Secured Parties. Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, hereby waives any claim any Second Lien Secured Party or any Third Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or any other Priority Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for the Priority Lien Obligations.

SECTION 2.06 No Duties of Second Lien Collateral Trustee. The Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, acknowledges and agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall have any duties or other obligations to such Third Lien Secured Party with respect to any Collateral, other than to transfer to the Third Lien Collateral Agent any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Second Lien Obligations (provided such Discharge of Second Lien Obligations occurs after the Discharge of Priority Lien Obligations), in each case without representation or warranty on the part of the Second Lien Collateral Trustee or any Second Lien Secured Party. In furtherance of the foregoing, the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party acknowledges and agrees that after the Discharge of Priority Lien Obligations and until the Discharge of Second Lien Obligations (subject to the terms of Section 3.02, including the rights of the Third Lien Secured Parties following expiration of the Third Lien Second Standstill Period), the Second Lien Collateral Trustee shall be entitled, for the benefit of the Second Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Second Lien Documents, without regard to any Third Lien or any rights to which the Third Lien Collateral

Agent or any Third Lien Secured Party would otherwise be entitled as a result of such Third Lien. Without limiting the foregoing, the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Third Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Third Lien Secured Parties from such realization, sale, Disposition or liquidation. Following the Discharge of Second Lien Obligations, the Third Lien Collateral Agent and the other Third Lien Secured Parties may, subject to any other agreements binding on the Third Lien Collateral Agent or such other Third Lien Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, Disposition or other liquidation of Collateral by, or on behalf of the Third Lien Secured Parties. The Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, hereby waives any claim any Third Lien Secured Party may now or hereafter have against the Second Lien Collateral Trustee or any other Second Lien Secured Party arising out of any actions which the Second Lien Collateral Trustee or the Second Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Second Lien Documents or the valuation, use, protection or release of any security for the Second Lien Obligations. The Priority Lien Agent, for itself and on behalf of each Priority Lien Secured Party, acknowledges and agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall have any duties or other obligations to such Priority Lien Secured Party with respect to any Collateral, except as expressly set forth in this Agreement.

ARTICLE III

ENFORCEMENT RIGHTS; PURCHASE OPTION

SECTION 3.01 Limitation on Enforcement Action.

(a) Prior to the Discharge of Priority Lien Obligations, each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, hereby agrees that, subject to Section 3.02, Section 3.05(b) and Section 4.07, none of the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Second Lien Security Document or Third Lien Security Document, as applicable, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that only the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Second Lien Secured Party or Third Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law (including, without limitation, the right to credit bid for all or a portion of the Collateral). Without limiting the generality of the foregoing, prior to the Discharge of Priority Lien Obligations, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. Each of the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties and the Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document, any other Second Lien Document, any Third Lien Security Document or any other Third Lien Document, as applicable, other than this Agreement, shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, each of the Second Lien Collateral Trustee, on behalf of the Second Lien Secured Parties, and the Third Lien Collateral Agent, on behalf of the Third Lien Secured Parties, may, but will have no obligation to, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Second Liens in the Collateral or to create, preserve or protect (but not enforce) the Second Liens in the Collateral or to perfect or continue the perfection of the Third Liens in the Collateral or to create, preserve or protect (but not enforce) the Third Liens in the Collateral, as applicable. Nothing herein shall limit the right or ability of the Second Lien Secured Parties or, if approved in writing in advance by the Second Lien Collateral Trustee (acting in accordance with the applicable Secured Loan Documents), any Third Lien Secured Parties to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent to the extent that, and so long as, the Priority Lien Secured Parties receive payment in full in cash of all Priority Lien Obligations (other than the Excess Priority Lien Obligations, except as provided in Section 6.01) after giving effect thereto or (ii) file a proof of claim with respect to the Second Lien Obligations or the Third Lien Obligations, as applicable.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, hereby agrees that, subject to Section 3.02, Section 3.05(b) and Section 4.07, neither the Third Lien Collateral Agent nor any other Third Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Third Lien Security Document, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that only the Second Lien Collateral Trustee, acting in accordance with the applicable Second Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Third Lien Collateral Agent or any other Third Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Second Lien Collateral Trustee and the other Second Lien Secured Parties may enforce the provisions of the Second Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Third Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law (including, without limitation, the right to credit bid for all or a portion of the Collateral).    Without limiting the generality of the foregoing, the Second Lien Collateral Trustee will have the exclusive right to deal with the Accounts, including exercising rights under control agreements with respect to such Accounts. The Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Third Lien Security Document or any other Third Lien Document shall be deemed to restrict in any way the rights and remedies of the Second Lien Collateral Trustee or the other Second Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, the Third Lien Collateral Agent may, but will have no obligation to, on behalf of the Third Lien Secured Parties, take all such actions (not adverse to the Second Liens or the rights of the Second Lien Collateral Trustee and the Second Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Third Liens in the Collateral or to create, preserve or protect (but not enforce) the Third Liens in the Collateral.

SECTION 3.02 Standstill Periods; Permitted Enforcement Action.

(a) Prior to the Discharge of Priority Lien Obligations and notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding:

(i) after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (A) any injunction issued by a court of competent jurisdiction or (B) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Second Lien Collateral Trustee has delivered to the Priority Lien Agent written notice of an Event of Default under any Second Lien Document arising from the failure to pay any Second Lien Obligations or the acceleration of any Second Lien Debt (the “Second Lien Standstill Period”), the Second Lien Collateral Trustee and the other Second Lien Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Second Lien Standstill Period or anything in the Second Lien Collateral Trust Agreement to the contrary, in no event may the Second Lien Collateral Trustee or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of the Priority Lien Secured Parties or any other Priority Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Representatives by the Priority Lien Agent); provided, further, that, at any time after the expiration of the Second Lien Standstill Period, if neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Second Lien Collateral Trustee shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Second Lien Collateral Trustee is diligently pursuing such rights or remedies, none of any Priority Lien Secured Party, the Priority Lien Agent, any Third Lien Secured Party or the Third Lien Collateral Agent shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; and

(ii) after a period of 300 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (A) any injunction issued by a court of competent jurisdiction or (B) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Third Lien Collateral Agent has delivered to the Priority Lien Agent written notice of the acceleration of any Third Lien Debt or, if later, the last day of the Second Lien Standstill Period (the “Third Lien First Standstill Period”), the Third Lien Collateral Agent and the other Third Lien Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Third Lien First Standstill Period or anything in the Third Lien Collateral Trust Agreement to the contrary, in no event may the Third Lien Collateral Agent or any other Third Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if (I) the Priority Lien Agent on behalf of the Priority Lien Secured Parties or any other Priority Lien Secured Party or (II) the Second Lien Collateral Trustee on behalf of the Second Lien Secured Parties or any other Second Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Third Lien Representatives by the Priority Lien Agent or the Second Lien Collateral Trustee, as applicable); provided, further, that, at any time after the expiration of the Third Lien First Standstill Period, if none of any Priority Lien Secured Party, the Priority Lien Agent, any Second Lien Secured Party or the Second Lien Collateral Trustee shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Third Lien Collateral Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Third Lien Collateral Agent is diligently pursuing such rights or remedies, none of any Priority Lien Secured Party, the Priority Lien Agent, any Second Lien Secured Party or the Second Lien Collateral Trustee shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations and notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed or, if later, the last day of the Second Lien Standstill Period (which period will be tolled during any period in which the Second Lien Collateral Trustee is not entitled, on behalf of the Second Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (A) any injunction issued by a court of competent jurisdiction or (B) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Third Lien Collateral Agent has delivered to the Second Lien Collateral Trustee written notice of the acceleration of any Third Lien Debt (the “Third Lien Second Standstill Period”), the Third Lien Collateral Agent and the other Third Lien Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Third Lien Second Standstill Period or anything in the Third Lien Collateral Trust Agreement to the contrary, in no event may the Third Lien Collateral Agent or any other Third Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Second Lien Collateral Trustee on behalf of the Second Lien Secured Parties or any other Second Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Third Lien Representatives by the Second Lien Collateral Trustee); provided, further, that, at any time after the expiration of the Third Lien Second Standstill Period, if neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Third Lien Collateral Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Third Lien Collateral Agent is diligently pursuing such rights or remedies, neither any Second Lien Secured Party nor the Second Lien Collateral Trustee shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding.

(c) Second Lien Permitted Actions. Anything to the contrary in this Article III or in any other provision of this Agreement notwithstanding, Second Lien Collateral Trustee, any Second Lien Representative and /or any Second Lien Secured Party may, subject to the Second Lien Collateral Trust Agreement:

(i) if an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to the Second Lien Debt;

(ii) take any action (not adverse to the priority status of the Liens on the Collateral securing the Priority Lien Debt, or the rights of Priority Lien Agent or any other Priority Lien Secured Party to undertake enforcement actions with respect to the Collateral or otherwise) in order to create or perfect its Lien in and to the Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral, if any;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to, or exercise rights as (to the extent not prohibited by Section 4.07), unsecured creditors of the Grantors arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(v) vote on any plan of reorganization or liquidation and make any filings (including proofs of claim) and arguments and motions that are, in each case, not in contravention of the provisions of this Agreement, with respect to the Second Lien Debt and the Collateral;

(vi) seek to enforce any of the terms of the Second Lien Loan Documents to the extent not expressly prohibited by the terms of this Agreement;

(vii) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial Lien enforcement proceeding with respect to the Collateral initiated by Priority Lien Agent (or any Priority Lien Secured Parties) or by Third Lien Agent (or any Third Lien Secured Parties) to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an enforcement action by Priority Lien Agent (it being understood that neither Second Lien Collateral Trustee nor any Second Lien Secured Party nor Third Lien Agent nor any Third Lien Secured Party shall be entitled to receive any proceeds of any Collateral unless otherwise expressly permitted herein);

(viii) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by Priority Lien Agent or any Priority Lien Secured Party, or any sale of Collateral during an Insolvency Proceeding; provided that such bid may only include a “credit bid” in respect of any Second Lien Debt to the extent that, and so long as, the Priority Lien Secured Parties receive payment in full in cash of all Priority Lien Obligations (other than the Excess Priority Lien Obligations) after giving effect thereto; and

(ix) take or otherwise exercise any enforcement actions after the expiration of the Second Lien Standstill Period to the extent specifically permitted in the second proviso to Section 3.02(a)(i) or with the consent of the Priority Lien Agent or as required by a court of competent jurisdiction.

SECTION 3.03 Insurance.

(a) Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties and the Third Lien Secured Parties following expiration of any applicable Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall, subject to Section 6.01, be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedging Obligations). If the Second Lien Collateral Trustee, any Second Lien Secured Party, the Third Lien Collateral Agent or any Third Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall, subject to Section 6.01, pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Collateral Trustee, any such Second Lien Secured Party, the Third Lien Collateral Agent and any such Third Lien Secured Party shall, until the Discharge of

Priority Lien Obligations has occurred, follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties and the Third Lien Secured Parties following expiration of any applicable Standstill Period).

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations (subject to the terms of Section 3.02, including the rights of the Third Lien Secured Parties following expiration of the Third Lien Second Standstill Period), the Second Lien Collateral Trustee shall have the sole and exclusive right, subject to the rights of the Grantors under the Second Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Second Lien Obligations has occurred, and subject to the rights of the Grantors under the Second Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall, subject to Section 6.01, be paid to the Second Lien Collateral Trustee pursuant to the terms of the Second Lien Documents and, after the Discharge of Second Lien Obligations has occurred, to the Priority Lien Agent to the extent necessary to satisfy the requirements of Section 6.01(a)(iii) and, thereafter, the Third Lien Collateral Agent to the extent required under the Third Lien Documents and then, to the extent no Third Lien Obligations are outstanding, to the owner of the subject property, to such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Third Lien Collateral Agent or any Third Lien Secured Party shall, at any time following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall, subject to Section 6.01, pay such proceeds over to the Second Lien Collateral Trustee. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Third Lien Collateral Agent or any other Third Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Second Lien Obligations has occurred, the Third Lien Collateral Agent and any such Third Lien Secured Party shall, until the Discharge of Second Lien Obligations has occurred, follow the instructions of the Second Lien Collateral Trustee, or of the Grantors under the Second Lien Documents to the extent the Second Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Third Lien Secured Parties following expiration of the Third Lien Second Standstill Period).

SECTION 3.04 Notification of Release of Collateral, Enforcement Action and Default.

(a) Each of the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent shall give the other Secured Debt Representatives prompt written notice of the Disposition by it of, and/or Release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or Release, the place, time, manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release.

(b) Priority Lien Agent shall provide reasonable prior notice (and, in all events, not less than five Business Days) to Second Lien Collateral Trustee and to Third Lien Collateral Agent, and on a confidential basis, of its initial material enforcement action against the Collateral, other than any notice sent to a depository bank or the exercise of any set off rights. Second Lien Collateral Trustee shall provide reasonable prior notice (and, in all events, not less than five Business Days) to Priority Lien Agent (prior to the Discharge of Priority Lien Obligations) and to Third Lien Collateral Agent of its initial material enforcement action against the Collateral. Third Lien Collateral Agent shall provide reasonable prior notice (and, in all events, not less than five Business Days) to Priority Lien Agent (prior to the Discharge of Priority Lien Obligations) and to Second Lien Collateral Trustee (prior to the Discharge of Second Lien Obligations) of its initial material enforcement action against the Collateral. Notwithstanding the foregoing, (i) in no event shall the failure to deliver any notice required pursuant to this clause (b) affect the validity or enforceability of the applicable enforcement action for which notice should have been provided under this clause (b) and (ii) no party hereto shall object to or challenge (or have any right to object to or challenge), in a proceeding or otherwise, the validity or enforceability of such enforcement action as a result of the failure to deliver such notice.

(c) Each of the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent shall give the other Secured Debt Representatives prompt written notice (and, in all events, within 3 Business Days) of any Event of Default (in each case as defined in the applicable Secured Debt Documents) to the extent that notice of such Event of Default is being provided by such Secured Debt Representative (or any Secured Parties) to any Grantor; provided that, notwithstanding the foregoing, (i) in no event shall the failure to deliver any notice required pursuant to this clause (c) affect the ability of such Person responsible for delivery of such notice from exercising any rights or remedies available to it hereunder with respect to such Event of Default or the validity or enforceability of any such exercise of rights or remedies and (ii) no party hereto shall object to or challenge (or have any right to object to or challenge), in a proceeding or otherwise, the validity or enforceability of such exercise of rights or remedies as a result of the failure to deliver such notice.

SECTION 3.05 No Interference; Payment Over.

(a) No Interference.

(i) The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that each Second Lien Secured Party (A) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof, (B) will not (I) challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity or enforceability of the priorities, rights or duties established by the provisions of this

Agreement or (II) initiate a challenge or question in any proceeding the validity, attachment, perfection or priority of any Priority Lien, (C) will not take or cause to be taken any action the purpose or effect of which is to materially interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf, (D) shall have no right to (I) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (II) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (E) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (F) will not seek (or support any party seeking), and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (G) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (H) will not object to forbearance by the Priority Lien Agent or any Priority Lien Secured Party, and (I) will not assert (or support any party asserting), and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

(ii) The Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, agrees that each Third Lien Secured Party (A) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Third Lien pari passu with, or to give such Third Lien Secured Party any preference or priority relative to, any Priority Lien or Second Lien with respect to the Collateral or any part thereof, (B) will not (I) challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations, Priority Lien Document, Second Lien Obligations or Second Lien Document, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement or (II) initiate a challenge or question in any proceeding the validity, attachment, perfection or priority of any Priority Lien or any Second Lien, (C) will not take or cause to be taken any action the purpose or effect of which is to materially interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf or by any Second Lien Secured Party or the Second Lien Collateral Trustee acting on their behalf, (D) shall have no right to (I) direct the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (II) consent to the exercise by the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party of any right, remedy or power with respect to any Collateral, (E) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and none of the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party with respect to any Priority Lien Collateral or Second Lien Collateral, as applicable, (F) will not seek (or support any party seeking), and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (G) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (H) will not object to forbearance by the Priority Lien Agent, any Priority Lien Secured Party, the Second Lien Collateral Trustee or any Second Lien Secured Party and (I) will not assert (or support any party asserting), and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

(b) Payment Over.

(i) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that if any Second Lien Secured Party or Third Lien Secured Party, as applicable, shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral (or any Second Lien Secured Party or Third Lien Secured Party shall receive any distribution of cash, property, or debt or equity securities in full or partial satisfaction or waiver of any of its claims against any Grantor in any Insolvency or Liquidation Proceeding), pursuant to the exercise of any rights or remedies with respect to the Collateral under any Second Lien Security Document or Third Lien Security Document, as applicable, or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, at any time prior to the Discharge of Priority Lien Obligations secured by such Collateral, then it shall hold such Collateral, proceeds, distribution or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such Collateral, proceeds, distributions or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Furthermore, the Second Lien Collateral Trustee or the Third Lien Collateral Agent, as applicable, shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of such Collateral by any Second Lien Secured Party or Third Lien Secured Party, as applicable, proceeds or payment and if directed by the Priority Lien Agent within five (5) days after receipt by the Priority Lien Agent of such written notice, shall, to the extent consistent with Section 6.01(a), deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party, as applicable. Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will, to the extent consistent with Section 6.01(a), promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall, to the extent consistent with Section 6.01(a), promptly turn any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens and Third Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement. Notwithstanding anything to the contrary contained herein, this Section 3.05(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party, as applicable, is otherwise permitted by the Priority Lien Documents.

(ii) The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that if any Third Lien Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral (or shall receive any distribution of cash, property, or debt or equity securities in full or partial satisfaction or waiver of any of its claims against any Grantor in any Insolvency or Liquidation Proceeding), pursuant to the exercise of any rights or remedies with respect to the Collateral under any Third Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, at any time following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds, distribution or payment in trust for the Second Lien Collateral Trustee and the other Second Lien Secured Parties and transfer such Collateral, proceeds, distribution or payment, as the case may be, to the Second Lien Collateral Trustee as promptly as practicable. Furthermore, the Third Lien Collateral Agent shall, at the Grantors’ expense, promptly send written notice to the Second Lien Collateral Trustee upon receipt of such Collateral by any Third Lien Secured Party, proceeds or payment and if directed by the Second Lien Collateral Trustee within five (5) days after receipt by the Second Lien Collateral Trustee of such written notice, shall deliver such Collateral, proceeds or payment to the Second Lien Collateral Trustee in the same form as received, with any necessary endorsements, or as court of competent jurisdiction may otherwise direct. The Second Lien Collateral Trustee is hereby authorized to make any such endorsements as agent for the Third Lien Collateral Agent or any other Third Lien Secured Party. The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Second Lien

Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Second Lien Collateral Trustee any payment received by it and then in its possession or under its direct control in respect of any such Second Lien Collateral and shall promptly turn any such Collateral then held by it over to the Second Lien Collateral Trustee, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Second Lien Obligations. All Third Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement.

SECTION 3.06 Purchase Option.

(a) Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding, (ii) the acceleration of the Priority Lien Obligations or the termination of any commitments under the Priority Credit Agreement (other than by the Company), (iii) the exercise or undertaking of any enforcement action, or rights of set-off, in respect of any Collateral by any Priority Lien Secured Parties under any Priority Lien Document, (iv) the occurrence of any default or event of default under any Priority Lien Document (or upon the effectiveness of any amendment, waiver, consent or modification of any Priority Lien Documents, which would prevent the occurrence of, or waive, any default or event of default under any Priority Lien Documents), (v) the delivery of any Priority Lien Release Notice or any failure of the Priority Lien Agent to deliver any required Priority Lien Release Notice in accordance with this Agreement, (vi) the proposal of any DIP Financing, (vii) the delivery of any Section 363 Notice or the occurrence of any Section 363 Event, or (viii) the occurrence of any default or termination event under an order approving the use of cash collateral of the Priority Lien Secured Parties or any order approving a DIP Financing provided by any of the Priority Lien Secured Parties, each of the holders of the Second Lien Debt and each of their respective Affiliates or designees (such holders and their respective Affiliates that make such election, the “Second Lien Purchasers”) will have the several right, at their respective sole option and election (but will not be obligated) (provided that in the event of a conflicting or inconsistent exercise of such election by more than one Second Lien Purchaser, the ROFO Agent, in its sole discretion, shall determine which election(s) shall be valid and effective for purposes of this Section 3.06, it being understood that if Hamblin Watsa Investment Counsel Ltd. (or any its affiliates) shall have exercised such right at any time it shall have preference over any such right of any other Second Lien Purchasers) at any time upon prior written notice from (or on behalf of) the Second Lien Purchasers to the Priority Lien Agent, to purchase from the Priority Lien Secured Parties (A) all (but not less than all) Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (B) if applicable, all loans (and related obligations, including interest, fees and reasonable and documented expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Priority Lien Agent will deliver to the Second Lien Representatives a statement of the amount of Priority Lien Debt, other Priority Lien Obligations (other than any Priority Lien Obligations constituting Excess Priority Lien Obligations) and DIP Financing (including interest, fees, expenses and other obligations in respect of such DIP Financing) provided by any of the Priority Lien Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the Priority Lien Agent to be delivered pursuant to Section 3.06(b)(ii) below. The right to purchase provided for in this Section 3.06 will expire unless, (1) within 20 Business Days after the receipt by the Second Lien Representatives of such statement of obligations from the Priority Lien Agent, any Second Lien Representative delivers to the Priority Lien Agent an irrevocable commitment of the Second Lien Purchasers to purchase (A) all (but not less than all) of the Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (B) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth under this Section 3.06, and (2) within an additional 10 Business Days, closes such purchases provided below.

(b) On the date specified by any Second Lien Representative (on behalf of the Second Lien Purchasers) in such irrevocable commitment (which shall not be less than five Business Days nor more than 15 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the Priority Lien Secured Parties shall sell to the Second Lien Purchasers (i) all (but not less than all) Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (ii) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent receives the following:

(i) payment, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full amount of (i) all Priority Lien Obligations (other than outstanding letters of credit as referred to in clause (ii) below) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (ii) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedging Obligations that constitute Priority Lien Obligations the Second Lien Purchasers shall cause the applicable agreements governing such Hedging Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedging Obligations, calculated using the market quotation method and after giving effect to any netting arrangements;

(ii) a cash collateral deposit in such amount as the Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the Priority Lien Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Second Lien Collateral Trustee (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit (and, in all events, within 5 Business Days after Priority Lien Agent’s knowledge of such expiration or termination); and

(iii) any customary agreements, documents or instruments which the Priority Lien Agent may reasonably request pursuant to which the applicable Second Lien Representatives (or any other representative appointed by the holders of a majority in aggregate principal amount of the Second Lien Debt then outstanding) and the Second Lien Purchasers in such sale expressly assume and adopt all of the obligations of the Priority Lien Agent and the Priority Lien Secured Parties under the Priority Lien Documents and in connection with loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing on and after the date of the purchase and sale and the applicable Second Lien Representatives (or any other representative appointed by the holders of a majority in aggregate principal amount of the Second Lien Debt then outstanding) becomes a successor agent thereunder.

(c) Such purchase of the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing shall be made on a pro rata basis among the Second Lien Purchasers giving notice to the Priority Lien Agent of their interest to exercise the purchase option hereunder according to each such Second Lien Purchaser’s portion of the Second Lien Debt outstanding on the date of purchase or such portion as such Second Lien Purchasers may otherwise agree among themselves. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Priority Lien Agent as the Priority Lien Agent may designate in writing to the Second Lien Collateral Trustee for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.

(d) Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the Priority Lien Secured Parties shall represent and warrant severally as to the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable Priority Lien Secured Party own such Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

(e) After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, but only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Second Lien Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

(f) Each Grantor irrevocably consents to any assignment effected to one or more Second Lien Purchasers pursuant to this Section 3.06 (so long as they meet all eligibility standards contained in all relevant Priority Lien Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Priority Lien Documents; provided, that for purposes of determining such eligibility standards Fairfax Financial Holdings Limited and its Affiliates and subsidiaries (other than, for the avoidance of doubt, the Company and its Subsidiaries) and ESAS and its Affiliates and Subsidiaries (other than, for the avoidance of doubt, the Company and its Subsidiaries) shall not be deemed to be Affiliates of the Company and shall, in all events, be deemed to meet all eligibility standards contained in all relevant Priority Lien Documents) for purposes of all Priority Lien Documents and hereby agrees that no further consent from such Grantor shall be required.

ARTICLE IV

OTHER AGREEMENTS

SECTION 4.01 Release of Liens; Automatic Release of Second Liens and Third Liens.

(a) Prior to the Discharge of Priority Lien Obligations, each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that, in the event the Priority Lien Agent or the requisite Priority Lien Secured Parties under the Priority Lien Documents release the Priority Lien on any Collateral, each of the Second Lien and Third Lien on such Collateral shall terminate and be released (automatically and without further action) to the extent that (i) such release is permitted under the Second Lien Documents and the Third Lien Documents, as applicable, (ii) if the notice required by the penultimate sentence of this Section 4.01(a) has been provided (subject to the proviso therein), such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the requisite Priority Lien Secured Parties under the Priority Lien Documents shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Second Liens and Third Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap and, in the case of the Third Liens, shall remain subject and subordinate to (I) all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap and (II) all Second Liens securing Second Lien Obligations) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations. The Priority Lien Agent agrees to give the Second Lien Collateral Trustee and the Third Lien Collateral Agent not less than 10 Business Days advance written notice of any proposed release pursuant to clauses (ii) and (iii) (other than pursuant to Section 363 or Section 1129 of the Bankruptcy Code) of this Section 4.01(b) (provided that such notice shall not be required to the extent extraordinary exigent circumstances shall arise that would irrevocably substantially impair the rights of the Priority Lien Secured Parties if such release were to be delayed by such 10 Business Day period) (each such notice, a “Priority Lien Release Notice”). Notwithstanding the foregoing in this Section 4.01(c), if the Second Lien Purchasers have exercised their purchase option (or have committed to exercise their purchase option) pursuant to Section 3.06(d), no release pursuant to clauses (ii) and (iii) of this Section 4.01(e) shall be permitted under this Section 4.01(b) to the extent (and only to the extent) that the Second Lien Purchasers shall not have defaulted on their obligations to consummate the purchase of the Priority Lien Debt and other amounts contemplated by Section 3.06(a).

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that, in the event that the Second Lien Collateral Trustee or the requisite Second Lien Secured Parties under the Second Lien Documents release the Second Lien on any Collateral, the Third Lien on such Collateral shall terminate and be released automatically and without further action if (i) such release is permitted under the Third Lien Documents, (ii) such release is effected in connection with the Second Lien Collateral Trustee’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 or Section 1129 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the requisite Second Lien Secured Parties under the Second Lien Documents shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Third Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Second Liens securing Second Lien Obligations) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Second Lien Secured Parties or that remain after the Discharge of Second Lien Obligations.

(c) Upon the receipt of an Officers’ Certificate or any corresponding provision of the Third Lien Collateral Trust Agreement, each of the Second Lien Collateral Trustee and the Third Lien Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Priority Lien Agent or the Second Lien Collateral Trustee, as applicable, to evidence and confirm any release of Collateral provided for in this Section 4.01.

SECTION 4.02 Certain Agreements With Respect to Insolvency or Liquidation Proceedings.

(a) The parties hereto, which for avoidance of doubt includes the Grantors, acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any of its subsidiaries. All references in this Agreement to the Company or any of its subsidiaries or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding. For the purposes of this Section 4.02, unless otherwise expressly provided herein, clauses (b) through and including (o) shall be in full force and effect prior to the Discharge of Priority Lien Obligations and clauses (g) and (p) through and including (cc) shall be in full force and effect prior to the Discharge of Second Lien Obligations.

(b) If the Company or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders, which may include the Priority Lien Secured Parties (with respect to a DIP Financing prior to the Discharge of the Priority Lien Obligations), or the Second Lien Representatives or Second Lien Secured Parties (which, for any DIP Financing proposed prior to the Discharge of the Priority Lien Obligations, shall be a Permitted Junior DIP Financing or a DIP Financing consented to by the Priority Lien Secured Parties) (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, (i) the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party and (ii) the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, agrees that neither it nor any other Third Lien Secured Party, will raise any objection, contest or oppose, and each Second Lien Secured Party and Third Lien Secured Party will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (A) the Priority Lien Agent or the Priority Lien Secured Parties oppose or object to such DIP Financing or cash collateral use or such DIP Financing Liens, (B) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (I) the amount of Priority Lien Obligations which shall be refinanced with the proceeds thereof (not including the amount of any Excess Priority Lien Obligations) and (II) $100,000,000, (C) the terms of such DIP Financing (I) provide for the sale or disposition of a substantial part of the Collateral and a Discharge of Priority Lien Obligations is not effected substantially contemporaneously with such sale or disposition or (II) require the confirmation of a plan of reorganization or liquidation containing specific terms or provisions other than repayment in cash of such DIP Financing on the effective date thereof or a Discharge of Priority Lien Obligations on the effective date thereof, (D) the terms of the proposed DIP Financing are not commercially reasonable under the circumstances (as reasonably determined in good faith by the Board of Directors of the Borrower), (E) the Second Lien Secured Parties or the Third Lien Secured Parties are not permitted to seek adequate protection to the extent permitted by Section 4.02(f) or (F) such DIP Financing directly or indirectly provides for, or has the effect of providing for, the payment (whether in cash or otherwise) of any Excess Priority Lien Obligations prior to the Discharge of the Second Lien Obligations. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, (1) the Second Lien

Collateral Trustee will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as the Second Lien Collateral Trustee, on behalf of the Second Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens and the Third Liens as existed prior to the commencement of the case under the Bankruptcy Code and (2) the Third Lien Collateral Agent will, for itself and on behalf of the other Third Lien Secured Parties, subordinate the Third Liens on the Collateral to the Priority Liens, the Second Liens and to such DIP Financing Liens, so long as the Third Lien Collateral Agent, on behalf of the Third Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens and the Second Liens as existed prior to the commencement of the case under the Bankruptcy Code. All Liens granted to Priority Lien Agent or Second Lien Collateral Trustee or Third Lien Collateral Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priorities in Section 2.01 and the other terms and conditions of this Agreement. Notwithstanding anything in this Section 4.02(b) to the contrary, nothing shall preclude (i) the Priority Lien Secured Parties from proposing a DIP Financing or objecting to or opposing any DIP Financing on the basis that they are willing to provide a DIP Financing, and (ii) nothing shall preclude the Second Lien Representatives or Second Lien Secured Parties from proposing a Permitted Junior DIP Financing or objecting to or opposing any DIP Financing on the basis that they are willing to provide a Permitted Junior DIP Financing.

(c) Prior to the Discharge of Priority Lien Obligations, without the consent of the Priority Lien Agent and the Second Lien Collateral Agent, in their respective sole discretion, the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, in each case, agrees not to propose, support or enter into any DIP Financing. Prior to the Discharge of the Priority Lien Obligations, each of the Priority Lien Agent, for itself and on behalf of each of the Priority Lien Secured Parties, agrees that the Second Lien Representatives and Second Lien Secured Parties shall be entitled to propose to any Grantor a DIP Financing that (i) provides for Liens that are junior in priority to the Liens securing the Priority Lien Obligations (but senior in priority to the Liens securing the Excess Priority Lien Obligations) and (ii) permits the Priority Lien Secured Parties to seek adequate protection as set forth in Section 4.02 (a “Permitted Junior DIP Financing”), without the consent of the Priority Lien Collateral Agent or any Priority Lien Secured Party. The Third Lien Collateral Trustee agrees, for itself and on behalf of each Third Lien Secured Party, that the Second Lien Representatives and the Second Lien Secured Parties shall be entitled to provide any Grantor with DIP Financing (a “Second Lien DIP Financing”) that is secured by Liens equal or senior in priority to the Liens securing any Second Lien Debt and Third Lien Debt, without the consent of the Third Lien Collateral Trustee or any Third Lien Secured Party, and that it will raise no objection to and will consent to any such Second Lien DIP Financing.

(d) Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party and the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (“Section 363 Objections”) a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or

Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code (any such sale or motion, a “Section 363 Event” and any notice or ruling issued by a court of competent jurisdiction in respect of such Section 363 Event, a “Section 363 Notice”) if (1) the requisite Priority Lien Secured Parties under the Priority Lien Documents shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Collateral, and (2) all Priority Liens, Second Liens and Third Liens will attach to the proceeds of the sale in the same respective priorities as set forth in this Agreement. Notwithstanding the foregoing in this Section 4.02(d), if the Second Lien Purchasers have exercised their purchase option (or have committed to exercise their purchase option) pursuant to Section 3.06(a), Section 363 Objections shall be permitted to be made by the Second Lien Collateral Trustee or any Second Lien Secured Party.

(e) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens (that is granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code. The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, waives any claim that may be had against the Second Lien Collateral Trustee or any other Second Lien Secured Party arising out of any DIP Financing Liens (that is granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(f) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that neither the Third Lien Collateral Agent nor any other Third Lien Secured Party, will, in any Insolvency or Liquidation Proceeding, accept or retain any form of adequate protection unless they are expressly permitted to seek and obtain such adequate protection by this Section 4.02(f) (or file or prosecute any motion for adequate protection (or any comparable request for relief)) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection in the form of (w) mandatory prepayments of cash proceeds from the Disposition of any Oil and Gas Properties in excess of $1,000,000 other than Hydrocarbons produced in the ordinary course of business, (x) cash payments of scheduled interest under the Priority Lien Documents at the then applicable non-default rate set forth in the Priority Lien Documents, except to the extent relating to Excess Priority Lien Obligations, (y) payment of reasonable fees and expenses under the Priority Lien Documents and the payment of any regularly scheduled required payments in respect of necessary Hedging Obligations (which payments shall, for the avoidance of doubt, exclude any termination payments in respect of such Hedging Obligations), (z) any additional or replacement liens, including liens on the Collateral, provided that the Liens of the Second Lien Secured Parties and Third Lien Secured Parties maintain the same relative priority with respect to the Priority Liens as existed prior to the commencement of an Insolvency or Liquidation Proceeding and provided that to the extent that the Priority Lien Secured Parties receive adequate protection in the form of Liens on additional assets or property (not constituting Collateral), the Second Lien Secured Parties and the Third Lien Secured Parties receive Liens on such additional assets and property with the same relative priority with respect to the Priority Liens as existing prior to the commencement of any Insolvency or Liquidation Proceeding, (ii) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, unless and to the extent such request seeks adequate protection other than the forms of adequate protection expressly permitted by Section 4.02 (f)(i) except that:

(A) the Second Lien Secured Parties may:

(I) subject to the terms of Section 2.03, freely seek and obtain relief granting adequate protection in the form of an additional or replacement Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, and with the same relative priority to the Priority Liens and the Third Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties; and

(II) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations; and

(B) the Third Lien Secured Parties may:

(I) subject to the terms of Section 2.03, if the Priority Lien Secured Parties and Second Lien Secured Parties are granted adequate protection in the form of an additional or replacement Lien (on existing or future assets of the Grantors) in connection with any DIP Financing or use of cash collateral, seek and obtain relief granting adequate protection in the form of an additional or replacement Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, and with the same relative priority to the Priority Liens and the Second Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties and the Second Lien Secured Parties; and

(II) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations and the Discharge of Second Lien Obligations.

(g) Separate Grants of Security and Separate Classification. Each of the Grantors, the Priority Lien Agent, on behalf of itself and each of the Priority Lien Secured Parties, the Second Lien Collateral Trustee, on behalf of itself and each of the Second Lien

Secured Parties, and the Third Lien Collateral Agent, on behalf of itself and each of the Third Lien Secured Parties, acknowledges and agrees that (i) the grants of Liens pursuant to the Priority Lien Documents, Second Lien Documents and Third Lien Documents constitute three separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Priority Lien Debt, the Second Lien Debt and the Third Lien Debt are fundamentally different from one another and must be separately classified in any plan of reorganization or liquidation proposed or adopted in an Insolvency or Liquidation Proceeding.

(h) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Third Lien Collateral Agent nor any other Third Lien Secured Party, shall propose, support or vote to accept any plan of reorganization or liquidation or disclosure statement of the Company or any other Grantor unless such plan (i) is accepted by the Class of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or (ii) provides for the Discharge of Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees, costs, charges, expenses and cash collateralization of all letters of credit payable to the Priority Lien Secured Parties) on or before the effective date of such plan of reorganization or liquidation and is otherwise acceptable to the Priority Lien Agent in its sole discretion. The Priority Lien Agent agrees that it will support and not oppose or object to, and use its best reasonable efforts to cause all other Priority Lien Secured Parties to support, and not oppose or object to, any filed plan of reorganization or liquidation with respect to the Company or any other Grantor if such plan of reorganization or liquidation is supported by the Second Lien Representative and provides for the Discharge of Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees, costs, charges, expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization or liquidation; provided, however, that the Priority Lien Agent’s agreement notwithstanding, nothing herein shall preclude the Priority Lien Agent or any of the Priority Lien Secured Parties from opposing or objecting to: (1) any request to extend the exclusivity pursuant to Section 1121 of the Bankruptcy Code as to any plan of reorganization or liquidation; or (2) the proposed effective date under any plan of reorganization or liquidation to the extent the effective date exceeds the first business day following 10 days from the entry of any confirmation order approving a plan. Notwithstanding the Priority Lien Agent’s agreement to support, and not oppose or object to, any filed plan of reorganization or liquidation as provided for in this Section 4.02(h), the Priority Lien Agent shall retain its rights to receive information, including about the plan of reorganization or liquidation, as provided for in the Priority Lien Documents or under any law applicable to such Insolvency or Liquidation Proceeding.

(i) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that until the Discharge of Priority Lien Obligations has occurred, subject to the provisions of Section 3.02, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that until the Discharge of Priority Lien Obligations has occurred, neither the Third Lien Collateral Agent nor any other Third Lien Secured Party, shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral if the Priority Lien Agent has not received relief from the automatic stay (or it has not been lifted for the Priority Lien Agent’s benefit), without the prior written consent of the Priority Lien Agent.

(j) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that neither the Third Lien Collateral Agent nor any other Third Lien Secured Party, shall oppose or seek to challenge any claim by the Priority Lien Agent or any other Priority Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Second Liens or Third Liens on the Collateral), subject to the Priority Lien Cap. Neither Priority Lien Agent nor any other Priority Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations or Third Lien Obligations, as applicable, consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens or the Third Liens, as applicable, on the Collateral; provided that if the Priority Lien Agent or any other Priority Lien Secured Party shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Second Lien Collateral Trustee or any Second Lien Secured Party or the Third Lien Collateral Agent or any Third Lien Secured Party, as applicable.

(k) Without the express written consent of the Priority Lien Agent, none of the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

(l) [Reserved].

(m) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that prior to the Discharge of Priority Lien Obligations or the effectiveness of a purchase by Second Lien Purchasers in accordance with Section 3.06, whichever occurs first, the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that none of the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid of the Priority Lien Obligations by the Priority Lien Agent.

(n) Without the consent of the Priority Lien Agent in its sole discretion, each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees it will not file an involuntary bankruptcy claim or seek the appointment of an examiner or a trustee for the Company or any of its subsidiaries.

(o) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, waives any right to assert or enforce any claim (or support any party asserting a claim) under Sections 506(c) or 552 of the Bankruptcy Code as against any Priority Lien Secured Party or any of the Collateral.

(p) If the Company or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of DIP Financing to be provided by one or more DIP Lenders, under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, agrees that neither it nor any other Third Lien Secured Party will raise any objection, contest or oppose, and each Third Lien Secured Party will waive any claim such Person may now or hereafter have, to any such financing or cash collateral use (including, without limitation, any DIP Financing or cash collateral use in the nature of a “roll up” of all or a portion of the Second Lien Obligations or Priority Lien Obligations) or to the DIP Financing Liens on the Collateral securing the same, or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Second Lien Collateral Trustee or the Second Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (ii) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (A) the amount of Second Lien Obligations refinanced with the proceeds thereof and (B) $100,000,000, (iii) the DIP Financing does not provide for commercially reasonable terms as determined in good faith by the Board of Directors of the Company, or (iv) the Third Lien Secured Parties are not permitted to seek adequate protection to the extent permitted by Section 4.02(t). To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Second Liens, the Third Lien Collateral Agent will, for itself and on behalf of the other Third Lien Secured Parties, subordinate the Third Liens on the Collateral to the Second Liens and to such DIP Financing Liens, so long as the Third Lien Collateral Agent, on behalf of the Third Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens and the Second Liens as existed prior to the commencement of the case under the Bankruptcy Code.

(q) Without the prior written consent of the Second Lien Collateral Trustee in its sole discretion, the Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, agrees not to propose, support or enter into any DIP Financing.

(r) The Third Lien Collateral Agent, for itself and on behalf of each Third Lien Secured Party, agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the requisite Second Lien Secured Parties under the Second Lien Documents shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Collateral and all Second Liens and Third Liens will attach to the proceeds of the sale in the same respective priorities as set forth in this Agreement.

(s) The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, waives any claim that may be had against the Second Lien Collateral Trustee or any other Second Lien Secured Party arising out of any DIP Financing Liens (granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(t) The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that neither the Third Lien Collateral Agent nor any other Third Lien Secured Party will, in any Insolvency or Liquidation Proceeding, accept or retain any form of adequate protection unless they are expressly permitted to seek and obtain such adequate protection by this Section 4.02(t) (or file or prosecute any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Second Lien Collateral Trustee or any other Second Lien Secured Party for adequate protection in any form or (ii) any objection by the Second Lien Collateral Trustee or any other Second Lien Secured Party to any motion, relief, action or proceeding based on the Second Lien Collateral Trustee or Second Lien Secured Parties claiming a lack of adequate protection, except that the Third Lien Secured Parties may:

(A) subject to Section 2.03, if the Second Lien Secured Parties are granted adequate protection in the form of an additional or replacement Lien (on existing or future assets of Grantors) in connection with any DIP Financing or use of cash collateral, seek and obtain relief granting adequate protection in the form of an additional or replacement Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, and with the same relative priority to the Second Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Second Lien Secured Parties; and

(B) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Second Lien Obligations.

(u) The Third Lien Collateral Agent, for itself and on behalf of each of the other of the Third Lien Secured Parties, waives any claim the Third Lien Collateral Agent or any such other Third Lien Secured Party may now or hereafter have against the Second Lien Collateral

Trustee or any other Second Lien Secured Party (or their representatives) arising out of any election by the Second Lien Collateral Trustee or any Second Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(v) The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Third Lien Collateral Agent nor any other Third Lien Secured Party shall propose, support or vote for any plan of reorganization or liquidation or disclosure statement of the Company or any other Grantor, unless such plan is accepted by the Class of Second Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full solely in cash of all Second Lien Obligations (including all post-petition interest at the rate provided for in the Second Lien Documents (including default interest), fees, costs, charges, make whole amounts, expenses and cash collateralization of all letters of credit payable to the Second Lien Secured Parties) on or before the effective date of such plan of reorganization or liquidation. Except as provided herein, the Third Lien Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

(w) The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that until the Discharge of Second Lien Obligations has occurred, subject to the provisions of Section 3.02, neither Third Lien Collateral Agent nor any Third Lien Secured Party shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Second Lien Collateral Trustee.

(x) At all times prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that neither Third Lien Collateral Agent nor any other Third Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Trustee or any other Second Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees, costs, charges, make whole amounts or expenses. At all times prior to the Discharge of Second Lien Obligations, neither Second Lien Collateral Trustee nor any other Second Lien Secured Party shall oppose or seek to challenge any claim by the Third Lien Collateral Agent or any other Third Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Third Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Third Liens on the Collateral; provided that if the Second Lien Collateral Trustee or any other Second Lien Secured Party shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Third Lien Collateral Agent or any Third Lien Secured Party.

(y) Without the express written consent of the Second Lien Collateral Trustee, neither Third Lien Collateral Agent nor any other Third Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Second Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Second Lien Secured Party of interest, fees, costs, charges, make whole amounts or expenses under Section 506(b) of the Bankruptcy Code.

(z) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then provided the Discharge of Priority Lien Obligations shall have occurred and has not been rescinded, voided or otherwise modified, the Third Lien Collateral Agent for itself and on behalf of each other Third Lien Secured Party, agrees that, any distribution or recovery they may receive in respect of any Collateral shall be segregated and held in trust and forthwith paid over, subject to the requirements of Section 6.01(a), to the Second Lien Collateral Trustee for the benefit of the Second Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Third Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby appoints the Second Lien Collateral Trustee, and any officer or agent of the Second Lien Collateral Trustee, with full power of substitution, the attorney-in-fact of each Third Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(z) and taking any action and executing any instrument that the Second Lien Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Section 4.02(z), which appointment is irrevocable and coupled with an interest.

(aa) The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that the Second Lien Collateral Trustee shall have the exclusive right to credit bid the Second Lien Obligations and further that neither the Third Lien Collateral Agent nor any other Third Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Second Lien Collateral Trustee, whether in connection with a sale pursuant to Section 363 of the Bankruptcy Code, a Chapter 11 plan or otherwise.

(bb) Without the consent of the Second Lien Collateral Trustee in its sole discretion, the Third Lien Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees it will not file an involuntary bankruptcy claim or seek the appointment of an examiner or a trustee for the Company or any of its subsidiaries.

(cc) The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, waives any right to assert or enforce any claim (or support any party asserting a claim) under Sections 506(c) or 552 of the Bankruptcy Code as against any Second Lien Secured Party or any of the Collateral.

SECTION 4.03 Reinstatement.

(a) If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that if, at any time, a Second Lien Secured Party or a Third Lien Secured Party, as applicable, receives notice of any Recovery, the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party, as applicable, shall, to the extent consistent with Section 6.01(a), promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall, to the extent consistent with Section 6.01(a), promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party and then in its possession or under its control on account of the Second Lien Obligations or Third Lien Obligations, as applicable, after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03 and to the extent consistent with Section 6.01(a), be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations until the discharge thereof.

(b) If after the Discharge of Priority Lien Obligations, any Second Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor a Recovery for any reason whatsoever, then the Second Lien Obligations shall be reinstated to the extent of such Recovery and the Second Lien Secured Parties shall be entitled to a reinstatement of Second Lien Obligations with respect to all such recovered amounts. The Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that if, at any time after the Discharge of Priority Lien Obligations, a Third Lien Secured Party, as applicable, receives notice of any Recovery, the Third Lien Collateral Agent or any other Third Lien Secured Party, as applicable, shall promptly pay over to the Second Lien Collateral Trustee any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Third Lien securing such Third Lien Obligations and shall promptly turn any Collateral subject to any such Third Lien then held by it over to the Second Lien Collateral Trustee, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Third Lien Collateral Agent or any other Third Lien Secured Party and then in its possession or under its control on account of the Third Lien Obligations, as applicable, after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Second Lien Collateral Trustee for the benefit of the Second Lien Secured Parties for application to the reinstated Second Lien Obligations until the discharge thereof.

(c) This Section 4.03 shall survive termination of this Agreement.

SECTION 4.04 Refinancings; Additional Second Lien Debt; Additional Third Lien Debt.

(a) The Priority Lien Obligations, the Second Lien Obligations and the Third Lien Obligations may be Replaced by any Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Facility, as the case may be, in each case, without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent shall receive on or prior to incurrence of a Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Credit Facility (A) an Officers’ Certificate from the Company stating and certifying that (I) the incurrence thereof and the related Liens are permitted to be incurred by each applicable Secured Debt Document, (II) the requirements of Section 4.06 have been satisfied, and (III) such Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Facility constitutes “Priority Lien Debt”, “Second Lien Debt” or “Third Lien Debt”, as applicable, for the purposes of the Secured Debt Documents and this Agreement; provided that no Series of Secured Debt may be designated as more than one of Priority Lien Debt, Second Lien Debt or Third Lien Debt, (B) a Priority Confirmation Joinder from an authorized agent, trustee or other representative of the holders or lenders of any indebtedness that Replaces any of the Priority Lien Obligations, the Second Lien Obligations or the Third Lien Obligations and, to the extent necessary or appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof and (C) evidence that the Company has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations deemed necessary by the Company and the holder of such Replacement, or its Secured Debt Representative, to ensure that such Replacement is secured by the Collateral in accordance with the applicable Security Documents (provided that such filings and recordings may be authorized, executed and recorded following any incurrence on a post-closing basis if permitted by the applicable Secured Debt Representative), (ii) in the case of a Priority Substitute Credit Facility, the aggregate outstanding principal amount of the Priority Lien Obligations plus the unused portion of any borrowing base (plus the unused portion of any other then unutilized facilities thereunder, if any) at such time (including any interest paid-in-kind) outstanding at any time under the definitive debt documents for the Priority Substitute Credit Facility and any other Priority Lien Obligations (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof), after giving effect to such Priority Substitute Credit Facility, shall not exceed the Priority Lien Cap, (iii) in the case of a Second Lien Substitute Facility, such Indebtedness shall not mature and shall not have any mandatory or scheduled payments or sinking fund obligations prior to 91 days after the latest stated final maturity date of the Second Lien Indenture (and, if applicable, of any Second Lien Substitute Facility) and, if later, of any Additional Second Lien Obligations (except as a result of a customary change of control or asset sale repurchase offer provisions) and the principal amount of such Indebtedness shall not exceed the principal amount of, plus any accrued and unpaid interest on, the Second Lien Obligations being refinanced or exchanged and (iv) in the case of a Third Lien Substitute Facility, such Indebtedness shall not mature and shall not have any mandatory or scheduled payments or sinking fund obligations prior to 180 days after the latest maturity date of the Second Lien Debt (except as a result of a customary change of control or asset sale repurchase offer provisions, which shall be no more favorable to the holders thereof than the corresponding provisions of the Second Lien Documents) and the principal amount of such Indebtedness shall not exceed the sum of (x) the principal amount of the Third Lien Obligations, plus any accrued and unpaid interest thereon, being refinanced or exchanged and (y) the principal amount of, plus any accrued and unpaid interest on, the Existing Unsecured Notes (as defined in the Second Lien Indenture) being refinanced or exchanged.

(b) The Company will be permitted to designate hereunder as an additional holder of Second Lien Obligations or as an initial or additional holder of Third Lien Obligations each Person who is, or who becomes, the registered holder of Second Lien Debt or Third Lien Debt, as applicable, incurred by the Company on or after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Company may effect such designation by delivering to the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent, each of the following:

(i) an Officers’ Certificate (A) stating and certifying that the Company intends to incur (I) Additional Second Lien Obligations which will be Second Lien Debt and will be secured by a Second Lien equally and ratably with all previously existing and future Second Lien Debt, (II) [RESERVED] or (III) or Additional Third Lien Obligations which will be Third Lien Debt and will be secured by a Third Lien equally and ratably with all previously existing and future Third Lien Debt, (B) stating and certifying that such Indebtedness and Liens securing such Indebtedness (and all related obligations) will be permitted to be incurred by each applicable Secured Debt Document, (C) stating and certifying that the requirements of Section 4.06 have been satisfied, and (D) in the case of Additional Second Lien Obligations (other than the Additional Second Lien Debt Facility described in Section 4.04(e)), stating and certifying that such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the date that is 91 days after the latest stated final maturity date of the Second Lien Indenture (and, if applicable, of any Second Lien Substitute Facility) and, if later, of any Additional Second Lien Obligations (except as a result of a customary change of control or asset sale repurchase offer provisions) and the principal amount of such Indebtedness does not exceed the principal amount of, plus any accrued and unpaid interest on, the Second Lien Obligations being refinanced or exchanged;

(ii) an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Second Lien Obligations or Additional Third Lien Obligations, as applicable, must be designated as an additional holder of Secured Obligations hereunder and must, prior to such designation, sign and deliver on behalf of the holders or lenders of such Additional Second Lien Obligations or Additional Third Lien Obligations, as applicable, a Priority Confirmation Joinder, and, to the extent necessary or appropriate (as reasonably determined by each of the Priority Lien Agent and the Second Lien Collateral Trustee) to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof; and

(iii) evidence that the Company has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations deemed necessary by the Company and the holder of such Additional Second Lien Obligations or Additional Third Lien Obligations, as applicable, or its Secured Debt Representative, to ensure that the Additional Second Lien Obligations or Additional Third Lien Obligations are secured by the Collateral in accordance with the Second Lien Security Documents or the Third Lien Security Documents, as applicable (provided that such filings and recordings may be authorized, executed and recorded following any incurrence on a post-closing basis if permitted by the Second Lien Representatives or Third Lien Representatives for such Additional Second Lien Obligations or Additional Third Lien Obligations, as applicable).

(c) Notwithstanding anything contained in this Section 4.04, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional indebtedness (or to incur, assume or otherwise permit or allow to exist any Liens) unless otherwise permitted by the terms of each Secured Debt Document.

(d) Each of the then-exiting Priority Lien Agent, Second Lien Collateral Trustee and the Third Lien Collateral Agent shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to any such Replacement or any incurrence of Additional Second Lien Obligations or Additional Third Lien Obligations, it being understood that the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent or (if permitted by the terms of the applicable Secured Debt Documents) the Grantors, without the consent of any other Secured Party or (in the case of the Grantors) one or more Secured Debt Representatives, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement or incurrence all at the expense of the Grantors. Upon the consummation of such Replacement or incurrence and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

(e) Each Secured Debt Representative, for itself and on behalf of each applicable Secured Party, acknowledges and agrees that the Indenture (with respect to the 8.0%/11.0% 1.5 Lien Senior Secured PIK Toggle Notes due 2022) dated as of March 15, 2017, among the Company, as the issuer, the Grantors party thereto from time to time, Wilmington Trust, National Association, as trustee and the Second Lien Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Second Lien Substitute Facility constitute a Second Lien Debt Facility and the indebtedness and other obligations thereunder and the guarantees thereof, in each case, as in effect on the date hereof, constitute Second Lien Debt.

(f) Each Secured Debt Representative, for itself and on behalf of each applicable Secured Party, acknowledges and agrees that (i) the Term Loan Credit Agreement, dated as of October 19, 2015, as amended by the First Amendment thereto dated as of March 15, 2017, among the Company, the Grantors party thereto from time to time, the Lenders (as defined therein) party thereto from time to time, the Junior Third Lien Collateral Agent and Junior Third Lien Administrative Agent, as administrative agent thereunder, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, and (ii) the 1.75 Lien Term Loan Credit Agreement, dated as of March 15, 2017, among the Company, the Grantors party thereto from time to time, the Lenders (as defined therein) party thereto from time to time, the Senior Third Lien Collateral Agent and Senior Third Lien Administrative Agent, as administrative agent thereunder, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, each constitute a Third Lien Debt Facility and the indebtedness and other obligations, respectively, thereunder and the guarantees, respectively, thereof, in each case, as in effect on the date hereof, constitute Third Lien Debt.

SECTION 4.05 Amendments to Priority Lien Documents, Second Lien Documents and Third Lien Documents.

(a) Prior to the Discharge of Second Lien Obligations, without the prior written consent of the Second Lien Collateral Trustee, no Priority Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Priority Lien Document would (i) adversely affect the Lien priority rights of the Second Lien Secured Parties or Third Lien Secured Parties or the rights of the Second Lien Secured Parties or Third Lien Secured Parties, as the case may be, to receive required payments that are due and payable (or than are otherwise owed) pursuant to the Second Lien Documents or Third Lien Documents, as applicable, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Priority Lien Security Documents, (iii) confer any additional rights on the Priority Lien Collateral Agent or any other Priority Lien Secured Party in a manner adverse to the interests of the Second Lien Secured Parties or the Third Lien Secured Parties in any material respects, (iv) contravene the provisions of this Agreement or the Second Lien Documents, (v) increase the outstanding principal amount of the loans and other extensions of credit and the stated amount of letters of credit under the Priority Credit Agreement and/or any Priority Substitute Credit Facility and/or any other Priority Lien Documents to an aggregate amount being in excess of the amount set forth in clause (a) of the definition of “Priority Lien Cap”, (vi) provide for the incurrence of incremental facilities or incremental indebtedness (or incremental equivalent facilities or indebtedness) (or analogous extensions of credit), (vii) change any covenants, defaults, or events of default under any Priority Lien Document (including the addition of covenants, defaults, or events of default not contained in the Priority Credit Agreement or other Priority Lien Documents as in effect on the date hereof), (viii) change the waterfall provisions or similar order of payment provisions in the Priority Lien Documents or create or otherwise establish layers of Priority Lien Debt or other subordinated tranches (or sub-tranches) of Priority Lien Debt, (ix) increase the applicable margin or similar component of interest rate (including by increasing any interest rate floor) or add or increase any fees (excluding any customary one-time fees, whether payable at one time or in multiple installments, payable in connection with an amendment, waiver or similar agreement or customary fees in connection with an extension of additional credit) or existing premiums in a manner that would increase the total yield on the Priority Lien Debt by more than three percent (3%) above the total current yield on the Priority Lien Debt as specified in the Priority Lien Documents as in effect on the date hereof or increase the default rate by any margin or increase any (or add any additional) prepayment or other premium, or “make-whole” or similar premium, or (x) except as otherwise contemplated or required by the Priority Lien Documents (as in effect on the date hereof) or any equivalent terms in any Priority Lien Document entered into after the date hereof that are no more extensive than the Priority Lien Documents as in effect on the date hereof, and except in connection with any DIP Financing permitted hereunder, expressly subordinate the Lien on the Collateral under the Priority Lien Documents to Liens on the Collateral securing any other indebtedness.

(b) Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent, no Second Lien Document or Third Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Document or Third Lien Document, as applicable, would (i) adversely affect the Lien priority rights of the Priority Lien Secured Parties or the rights of the Priority Lien Secured Parties to receive payments owing pursuant to the Priority Lien Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Second Lien Security Documents or the Third Lien Security Documents, (iii) confer any additional material rights on the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party in a manner adverse to the Priority Lien Secured Parties (other than for periods following the latest maturity date under the Priority Credit Agreement) unless a similar modification is concurrently made under the Priority Lien Documents, (iv) contravene the provisions of this Agreement or the Priority Lien Documents, (v) change to earlier dates any dates upon which required payments of principal or interest are due thereon (except to the extent that equivalent changes are implemented under the First Lien Documents), (vi) change the mandatory redemption, prepayment, repurchase, tender or defeasance provisions thereof in a manner that would require a redemption, prepayment, repurchase, tender or defeasance not required pursuant to the terms of such Second Lien Document or Third Lien Document, as applicable, as of the date hereof, or in a manner materially adverse to the interests of the Priority Lien Secured Parties, (vii) change any covenants, defaults, or events of default under the Second Lien Indenture or any other Second Lien Document or under any Third Lien Document (including the addition of covenants, defaults, or events of default not contained in the Second Lien Indenture or other Second Lien Documents or Senior Third Lien Credit Agreement, Junior Third Lien Credit Agreement or other Third Lien Document as in effect on the date hereof) to restrict any Grantor from making payments of the Priority Lien Debt that would otherwise be permitted under the Second Lien Documents or Third Lien Documents as in effect on the date hereof, (viii) change any default or event of default thereunder in a manner materially adverse to Grantors thereunder (it being understood that any waiver of any such default or event of default, in and of itself, shall not be deemed to be materially adverse to Grantors) when taken as a whole, than any corresponding defaults or events of default under the Priority Lien Documents (other than for periods following the Discharge of Priority Lien Obligations), unless a similar amendment or modification is concurrently made under the Priority Lien Documents, or (ix) increase materially the non-monetary obligations of Grantors thereunder or confer any additional material rights on the Second Lien Secured Parties or Third Lien Secured Parties that would be adverse to the interests of the Priority Lien Secured Parties (other than for periods following the latest maturity date under the Priority Credit Agreement) unless a similar modification is concurrently made under the Priority Lien Documents.

(c) Prior to the Discharge of Second Lien Obligations, without the prior written consent of the Second Lien Collateral Trustee, no Third Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Third Lien Document, as applicable, would (i) adversely affect the Lien priority rights of the Second Lien Secured Parties or the rights of the Second Lien Secured Parties to receive payments owing pursuant to the Second Lien Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Third Lien Security Documents, (iii) confer any additional rights or benefits on the Third Lien Collateral Agent or any other Third Lien Secured Party in a manner adverse to the interests of the Second Lien Secured Parties, (iv) contravene the provisions of this Agreement or the Second Lien Documents, (v) change to earlier dates any dates upon which payments of principal or interest are due thereon (except to the extent that equivalent changes are implemented under the Priority Lien Documents and Second Lien Documents), (vi) change the mandatory redemption, prepayment, repurchase, tender or defeasance provisions thereof in a manner materially adverse to the interests of the Second Lien Secured Parties, (vii) change any covenants, defaults, or events of default under the Third Lien Documents (including the addition of covenants, defaults, or events of default not contained in the Priority Lien Documents or the Second Lien Documents as in effect on the date hereof) to restrict any Grantor from making payments of the Priority Lien Debt or the Second Lien Debt or from making a Disposition of any property or assets (including Collateral) that would otherwise be permitted under the Third Lien Documents (as in effect on the date hereof), (viii) change any default or event of default thereunder in a manner materially adverse to the interests of the Grantors thereunder (it being understood that any waiver of any such default or event of default, in and of itself, shall not be deemed to be materially adverse to the interests of the Grantors) when taken as a whole (other than for periods following the Discharge of Second Lien Obligations), unless a similar amendment or modification is concurrently made under the Second Lien Documents or (ix) increase the non-monetary or monetary obligations of any of the Grantors thereunder or confer any additional rights on the Third Lien Secured Parties that would be adverse to the interests of the Priority Lien Secured Parties or the Second Lien Secured Parties (other than for periods following the latest maturity date under the Priority Credit Agreement and the Second Lien Indenture) unless a similar modification is concurrently made under the Priority Lien Documents and the Second Lien Documents. In addition, prior to the Discharge of Second Lien Obligations, without the prior written consent of the Second Lien Collateral Trustee, the Third Lien Collateral Trust Agreement may not be amended, supplemented, restated or otherwise modified to the extent such amendment, supplement, restatement or modification would be adverse to the interests of the Priority Lien Secured Parties or the Second Lien Secured Parties.

SECTION 4.06 Legends.

Each of:

(a) the Priority Lien Agent acknowledges with respect to the Priority Credit Agreement and the Priority Lien Security Documents,

(b) the Second Lien Collateral Trustee acknowledges with respect to (i) the Second Lien Indenture and the Second Lien Indenture Security Documents, and (ii) the Additional Second Lien Debt Facility and the Additional Second Lien Security Documents, if any, and

(c) the Third Lien Collateral Agent acknowledges with respect to (i) the Third Lien Debt Facility and the Third Lien Security Documents and (ii) the Additional Third Lien Debt Facility and the Additional Third Lien Security Documents, if any, that the Second Lien Indenture, the Third Lien Debt Facility, the Additional Second Lien Debt Facility, the Additional Third Lien Debt Facility, the Second Lien Documents (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Trustee are parties), the Third Lien Documents (other than control agreements to which the Priority Lien Agent or the Second Lien Collateral Trustee, as applicable, and the Third Lien Collateral Agent are parties) and each associated Security Document (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Trustee are parties or, in the case of Third Lien Security Documents, other than control agreements to which the Priority Lien Agent or the Second Lien Collateral Trustee, as applicable, and the Third Lien Collateral Agent are parties) granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

SECTION 4.07 Second Lien Secured Parties and Third Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor. Both before and during an Insolvency or Liquidation Proceeding, any of the Second Lien Secured Parties and the Third Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that the Second Lien Secured Parties and the Third Lien Secured Parties may not take any action inconsistent with this Agreement, provided, further, that in the event that any of the Second Lien Secured Parties or Third Lien Secured Parties becomes a judgment Lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations or the Third Lien Obligations, as applicable, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations and the Second Lien Obligations, as applicable) as the Second Liens and Third Liens, as applicable, are subject to this Agreement.

SECTION 4.08 Postponement of Subrogation.

(a) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Second Lien Secured Party or Third Lien Secured Party to exercise any rights of subrogation in respect thereof until, in the case of the Second Lien Secured Parties, the Discharge of Priority Lien Obligations, and in the case of the Third Lien Secured Parties, the Discharge of Priority Lien Obligations and the Discharge of Second Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, agrees that no payment or distribution to any Second Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Third Lien Secured Party to exercise any rights of subrogation in respect thereof. Following the Discharge of Second Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Second Lien Secured Party will execute such documents, agreements, and instruments as any Third Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Second Lien Obligations resulting from payments or distributions to such Second Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Second Lien Secured Party are paid by such Person upon request for payment thereof.

SECTION 4.09 Acknowledgment by the Secured Debt Representatives. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, and the Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, hereby acknowledges that this Agreement is a material inducement to enter into a business relationship, that each has relied on this Agreement to enter into the Priority Credit Agreement, the Second Lien Indenture, the Additional Second Lien Documents and the Third Lien Documents, as applicable, and all documentation related thereto, and that each will continue to rely on this Agreement in their related future dealings.

SECTION 4.10 Right of First Offer of Backstop Commitment Parties

(i) Grant. The Priority RBL Agent, on behalf of itself and each Lender (as defined in the Priority Credit Agreement), and, by its acceptance hereof, the Company, each hereby (x) unconditionally and irrevocably grants to each Backstop Commitment Party, in accordance with its ROFO Applicable Percentage, a Right of First Offer, from and after the date of this Agreement until the termination of the Priority Credit Agreement and the Discharge of Priority Lien Obligations and (y) agrees that, for purposes of exercising the Right of First Offer provided for in this Section 4.10, each of the Backstop Commitment Parties and their permitted transferees or assignees shall constitute an “Eligible Assignee” under the Priority Credit Agreement; provided that, notwithstanding anything to the contrary in the Priority Credit Agreement, (1) so long as, at any applicable date of determination, the Backstop Commitment Parties, in the aggregate, hold Credit Exposures and Unused Commitments (each as defined in the Priority Credit Agreement) representing less than 33.33% of the Aggregate Credit Exposure (as defined in the Priority Credit Agreement) and Unused Commitments at such time (or, if the Commitments (as defined in the Priority Credit Agreement) have been terminated, if the Backstop Commitment Parties hold, in the aggregate, Credit Exposures representing less than 33.33% the Aggregate Credit Exposure at such time), the Backstop Commitment Parties that have exercised such Right of First Offer shall not have any right to approve any amendment, modification or waiver of any provision of the Priority Credit Agreement (other than (x) the rights a Defaulting Lender (as defined in the Priority Credit Agreement) would have with respect to any amendment, modification or waiver described in the first proviso to Section 11.02(b) of the Priority Credit Agreement that affects such Backstop Commitment Party, (y) with respect to any proposed amendment, modification or waiver of any provision of the Priority Credit Agreement that would require a vote of 100% of the Lenders (as defined in the Priority Credit Agreement) or (z) with respect to any proposed amendment, modification or waiver of any provision of the Priority Credit Agreement that would treat any Backstop Commitment Party in a manner that is less favorable to such Backstop Commitment Party in any respect than the proposed treatment of the other Lenders (as defined in the Priority Credit Agreement) (and with it being understood and agreed that the Backstop Commitment Parties will not agree to any proposed amendment, modification or waiver of any provision of the Priority Credit Agreement that would treat any Lender (as defined in the Priority Credit Agreement) that is not a Backstop Commitment Party in a manner that is less favorable to such Lender (as defined in the Priority Credit Agreement) in any respect than the proposed treatment of the Backstop Commitment Parties), (2) if, at any applicable date of determination, the Backstop Commitment Parties, in the aggregate, hold Credit Exposures and Unused Commitments (each as defined in the Priority Credit Agreement) representing at least 33.33% of the Aggregate Credit Exposure (as defined in the Priority Credit Agreement) and all Unused Commitments at such time (or, if the Commitments (as defined in the Priority Credit Agreement) have been terminated, if the Backstop Commitment Parties hold, in the aggregate, Credit Exposures representing at least 33.33% the Aggregate Credit Exposure at such time), the Backstop Commitment Parties that have exercised such Right of First Offer shall have the same rights to approve any amendment, modification or waiver of any provision of the Priority Credit Agreement as the other Lenders (as defined in the Priority Credit Agreement) and (3) no assignment (or proposed assignment) of all or a portion of the rights and obligations of a Lender (as defined in the Priority Credit Agreement) under the Priority Credit Agreement (including all or a portion of its Revolving Commitment and the Loans (each as defined in the Priority Credit Agreement)) may be consummated unless the applicable Lender (as defined in the Priority Credit Agreement), the ROFO Agent, the Priority RBL Agent and the applicable Backstop Commitment Parties have complied with the provisions of this Section 4.10 (including, for the avoidance of doubt, the notice requirements and notice periods provided for in Section 4.10(ii)), and any such proposed assignment shall also be subject to compliance with the provisions of this Section 4.10 (including, for the avoidance of doubt, the notice requirements and notice periods provided for in Section 4.10(ii)). For the avoidance of doubt, it is understood and agreed that compliance by an applicable Lender (as defined in the Priority Credit Agreement) with this Section 4.10 with respect to a particular assignment or proposed assignment shall not be deemed to mean that such Lender need not comply with this Section 4.10 with respect to any future or separate assignment or proposed assignment.

(ii) Notice and Forfeiture. Prior to commencing the consent solicitation required to be undertaken pursuant to Section 11.04(b) of the Priority Credit Agreement with respect to a proposed assignment of all or a portion of the rights and obligations of a Lender (as defined in the Priority Credit Agreement) under the Priority Credit Agreement (including all or a portion of its Revolving Commitment and the Loans (each as defined in the Priority Credit Agreement) at the time owing to it)), the Priority RBL Agent shall notify the ROFO Agent and deliver proposed assignment documentation to the ROFO Agent, who will promptly deliver such documentation to the Backstop Commitment Parties. Such delivered assignment documentation shall consist of an unexecuted Assignment and Assumption (as defined in the Priority Credit Agreement) that shall contain information as to the aggregate amount of the proposed assignment and the identity of the proposed assigning Lender (as defined in the Priority Credit Agreement). To exercise its Right of First Offer under this Section 4.10, the applicable Backstop Commitment Party must deliver a ROFO Notice to the ROFO Agent (who will promptly deliver the same to the Priority RBL Agent) within five (5) business days after receipt by the ROFO Agent of the assignment documentation required to be delivered to the Backstop Commitment Parties under this Section 4.10. If the terms of the ROFO Notice provide for a purchase price for the applicable Loans and Revolving Commitments (each as defined in the Priority Credit Agreement) that is equal to par, then the Priority RBL Agent (on behalf of itself and the applicable assigning Lender) shall accept the offer set forth in the ROFO Notice. If the terms of the ROFO Notice provide for a purchase price for the applicable Loans and Revolving Commitments (each as defined in the Priority Credit Agreement) that is less than par, then the Priority RBL Agent shall have a period (not to exceed five (5) business days) to inform the ROFO Agent whether such offer has been accepted or declined by the proposed assigning Lender (as defined in the Priority Credit Agreement) (and with it being understood and agreed that if the Priority RBL Agent has not provided the ROFO Agent with a response within such five (5) business day period, such offer shall be deemed to have been declined by the applicable assigning Lender (as defined in the Priority Credit Agreement)).    In the event the offer provided for in the applicable ROFO Notice is accepted (whether automatically (in the case of an offer at par) or by the applicable assigning Lender (as defined in the Priority Credit Agreement) as provided in the immediately preceding sentence), the applicable accepting Backstop Commitment Party shall consummate the proposed assignment in accordance with its ROFO Applicable Percentage, within a reasonable period of time following confirmation of the acceptance of its offer from the Priority RBL Agent. Upon receipt of such ROFO Notice, the ROFO Agent shall deliver a copy of such ROFO Notice to the Priority RBL Agent for delivery to the applicable Lender(s) (as defined in the Priority Credit Agreement). Failure to deliver a ROFO Notice within the time period provided for in this Section 4.10(b) will result in the forfeiture of the applicable Backstop Commitment Party’s exercise of the Right of First Offer as it applies to the proposed assignment which occasioned its application and will otherwise authorize the consummation of the proposed assignment, on the terms provided to the Backstop Commitment Parties, between the applicable Lender(s) (as defined in the Priority Credit Agreement) and proposed assignee(s).

ARTICLE V

GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY

INTERESTS

SECTION 5.01 General. Prior to the Discharge of Priority Lien Obligations, the Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as gratuitous bailee for (i) the Second Lien Collateral Trustee for the sole purpose of perfecting the Second Lien of the Second Lien Collateral Trustee on such Collateral and (ii) the Third Lien Collateral Agent for the sole purpose of perfecting the Third Lien of the Third Lien Collateral Agent on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of the Second Lien Collateral Trustee, the other Second Lien Secured Parties, the Third Lien Collateral Agent and the other Third Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien or Third Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties to obtain a perfected Second Lien and the Third Lien Secured Parties to obtain a perfected Third Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 5.01 shall not have by reason of the Priority Lien Security Documents, the Second Lien Security Documents, the Third Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, the Second Lien Collateral Trustee, any Second Lien Secured Party, the Third Lien Collateral Agent or any Third Lien Secured Party. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by the Grantors and/or the Second Lien Collateral Trustee (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the Second Lien Collateral Trustee has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Second Lien Collateral Trustee for the benefit of all Second Lien Secured Parties. Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Second Lien Collateral Trustee agrees that if it shall at any time hold a Second Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Second Lien Collateral Trustee, the Second Lien Collateral Trustee will serve as gratuitous bailee for the Third Lien Collateral Agent for the sole purpose of perfecting the Third Lien of the Third Lien Collateral Agent on such Collateral. It is agreed that the obligations of the Second Lien Collateral Trustee and the rights of the Third Lien Collateral Agent and the other Third Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II.

Notwithstanding anything to the contrary herein, the Second Lien Collateral Trustee will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Third Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Third Lien Collateral Agent or any other Third Lien Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Third Lien Secured Parties to obtain a perfected Third Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Second Lien Collateral Trustee. The Second Lien Collateral Trustee acting pursuant to this Section 5.01 shall not have by reason of the Second Lien Security Documents, the Third Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Second Lien Secured Party, the Third Lien Collateral Agent or any Third Lien Secured Party. Subject to Section 4.03, from and after the Discharge of Second Lien Obligations, the Second Lien Collateral Trustee shall take all such actions in its power as shall reasonably be requested by the Grantors and/or the Third Lien Collateral Agent (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the Third Lien Collateral Agent has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Third Lien Collateral Agent for the benefit of all Third Lien Secured Parties.

SECTION 5.02 Deposit Accounts.

(a) Prior to the Discharge of Priority Lien Obligations, to the extent that any Account is under the control of the Priority Lien Agent at any time, the Priority Lien Agent will act as gratuitous bailee for (i) the Second Lien Collateral Trustee for the purpose of perfecting the Liens of the Second Lien Secured Parties and (ii) the Third Lien Collateral Agent for the purpose of perfecting the Liens of the Third Lien Secured Parties in such Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Second Lien Secured Parties or the Third Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 5.02(a)). Unless the Second Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of the Grantors and/or the Second Lien Collateral Trustee, cooperate with the Grantors and the Second Lien Collateral Trustee (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Second Lien Collateral Trustee (or for other arrangements with respect to each such Accounts satisfactory to the Second Lien Collateral Trustee to be made).

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, to the extent that any Account is under the control of the Second Lien Collateral Trustee at any time, the Second Lien Collateral Trustee will act as gratuitous bailee for the Third Lien Collateral Agent for the purpose of perfecting the Liens of the Third Lien Secured Parties in such Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Third Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 5.02(b)). Unless the Third Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Second Lien Obligations, the Second Lien Collateral Trustee shall, at the request of the Grantors and/or the Third Lien Collateral Agent, cooperate with the Grantors and the Third Lien Collateral Agent (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Third Lien Collateral Agent (or for other arrangements with respect to each such Accounts satisfactory to the Third Lien Collateral Agent to be made).

ARTICLE VI

APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS

SECTION 6.01 Application of Proceeds.

(a) Prior to the Discharge of Priority Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or Proceeds (or any distribution of cash, property or debt or equity securities in full or partial satisfaction or waiver of any claims of any Third Lien Secured Party against any Grantor in any Insolvency or Liquidation Proceeding) received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral or received in connection with an Insolvency or Liquidation Proceeding or with respect to the occurrence of any “Change of Control” (or similar term) as such term is defined under any Priority Lien Document, the Second Lien Documents or Third Lien Documents, will be applied:

(i) first, to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations,

(ii) second, to the payment in full in cash of all Second Lien Obligations,

(iii) third, to the payment in full in cash of all Third Lien Obligations,

(iv) fourth, to the payment in full in cash of all Excess Priority Lien Obligations, and

(v) fifth, to the Company or as otherwise required by applicable law.

For the avoidance of doubt and notwithstanding anything to the contrary contained in this Section 6.01(a), the provisions of this Section 6.01(a) shall not apply to any payments required to be made by the Company or any of its Subsidiaries in connection with any “Change of Control” offer to purchase indebtedness under (x) any Second Lien Documents or (y) unless an Event of Default has occurred and is then continuing under either the Priority Lien Documents or the Second Lien Documents and only to the extent permitted by both the terms of the Priority Lien Documents and the Second Lien Documents, the Third Lien Documents.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or Proceeds (or, with respect to any Third Lien Secured Party, any distribution of cash, property or debt or equity securities in full or partial satisfaction or waiver of any claims of any Third Lien Secured Party against any Grantor in any Insolvency or Liquidation Proceeding) received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral or received in connection with an Insolvency or Liquidation Proceeding will be applied:

(i) first, to the payment in full in cash of all Second Lien Obligations,

(ii) second, to the payment in full in cash of all Third Lien Obligations,

(iii) third, to the payment in full in cash of all Excess Priority Lien Obligations, and

(iv) fourth, to the Company or as otherwise required by applicable law.

SECTION 6.02 Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations), Second Lien Obligations or Third Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company or any of its subsidiaries, any Secured Party or any other Person as a result of such determination.

ARTICLE VII

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE;

CONSENT OF GRANTORS; ETC.

SECTION 7.01 No Reliance; Information. The Priority Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties shall have no duty to disclose to any Third Lien Secured Party, Second Lien Secured Party or to any Priority Lien Secured Party, as the case may be, any information relating to the Company or any of the other Grantors, or any other circumstance bearing upon the risk of non-payment of any of the Priority Lien Obligations, the Second Lien Obligations or the Third Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party, any Second Lien Secured Party or any Third Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, any Third Lien Secured Party, any Second Lien Secured Party or any Priority Lien Secured Party, as the case may be, it shall be under no obligation (a) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (b) to provide any additional information or to provide any such information on any subsequent occasion or (c) to undertake any investigation.

SECTION 7.02 No Warranties or Liability.

(a) The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, (i) neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon and (ii) neither the Third Lien Collateral Agent nor any other Third Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Third Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, (i) neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon and (ii) neither the Third Lien Collateral Agent nor any other Third Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Third Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(c) The Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, (i) neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon and (ii) neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(d) The Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party, the Second Lien Collateral Trustee and the other Second Lien Secured Parties shall have no express or implied duty to the Priority Lien Agent, any other Priority Lien Secured Party, the Third Lien Collateral Agent or any other Third Lien Secured Party, and the Third Lien Collateral Agent shall have no express or implied duty to the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document, any Second Lien Document and any Third Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(e) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party and the Third Lien Collateral Agent, for itself and on behalf of each other Third Lien Secured Party, hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations. The Third Lien Collateral Agent, for itself and on behalf each other Third Lien Secured Party, hereby waives any claim that may be had against the Second Lien Collateral Trustee or any other Second Lien Secured Party arising out of any actions which the Second Lien Collateral Trustee or such Second Lien Secured Party takes or omits to take following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Second Lien Documents or the valuation, use, protection or release of any security for such Second Lien Obligations.

SECTION 7.03 Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien Secured Parties, the Second Lien Collateral Trustee and the other Second Lien Secured Parties, and the Third Lien Collateral Agent and the other Third Lien Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Secured Debt Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;

(d) the securing of any Priority Lien Obligations, Second Lien Obligations or Third Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations, Second Lien Obligations or Third Lien Obligations;

(e) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Priority Lien Obligations, the Second Lien Obligations or the Third Lien Obligations.

SECTION 7.04 Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

SECTION 8.01 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement;

(b) this Agreement has been duly executed and delivered by such party and

(c) the execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Priority RBL Credit Agreement, as in effect on the date hereof), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect (as defined in the Priority RBL Credit Agreement, as in effect on the date hereof) and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 8.02 Representations and Warranties of Each Representative. Each of the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent represents and warrants to the other parties hereto that it is authorized under the Priority Credit Agreement, the Second Lien Collateral Trust Agreement and the Third Lien Collateral Trust Agreement, as the case may be, to enter into this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)	if to the Original Priority Lien Agent, to it at:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Chicago, IL 60603-2300

Facsimile: (888) 292-9533

Attention: April Yebd

with a copy to:

JPMorgan Chase Bank, N.A.

2200 Ross Avenue, 3rd Floor

Dallas, TX 75201-2787

Facsimile: (214) 302-8695

Attention: Michele L. Jones, Managing Director

(b)	if to the Second Lien Collateral Trustee, to it at:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: EXCO Resources, Inc. Administrator

Facsimile: 302-636-4145

(c)	if to the Original Third Lien Collateral Agent, to it at:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Facsimile: (612) 217-5651

Attention: Meghan McCauley

(d)	if to any other Secured Debt Representative, to such address as specified in the Priority Confirmation Joinder.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing among the Company, the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 9.02 Waivers; Amendment.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative; provided, however, that this Agreement may be amended from time to time as provided in Section 4.04. Any amendment of this Agreement that is proposed to be effected without the consent of a Secured Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Secured Debt Representative for its review at least 5 business days prior to the proposed effectiveness of such amendment.

SECTION 9.03 Actions Upon Breach; Specific Performance.

(a) Prior to the Discharge of Priority Lien Obligations, if any Second Lien Secured Party or Third Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Priority Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Priority Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor and (ii) following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, if any Third Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Second Lien Collateral Trustee, may interpose as a defense or dilatory plea the making of this Agreement, and any Second Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) (i) Prior to the Discharge of Priority Lien Obligations, should any Second Lien Secured Party or Third Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Priority Lien Agent or any other Priority Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Priority Lien Agent, (A) may obtain relief against such Second Lien Secured Party or Third Lien Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the Second Lien Collateral Trustee on behalf of each Second Lien Secured Party and the Third Lien Collateral Agent on behalf of each Third Lien Secured Party that (I) the Priority Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Second Lien Secured Party and Third Lien Secured Party waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (B) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement and (ii) following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, should any Third Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Second Lien Collateral Trustee or any other Second Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Second Lien Collateral Trustee, (A) may obtain relief against such Third Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Third Lien Collateral Agent on behalf of each Third Lien Secured Party that (I) the Second Lien Secured Parties damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Third Lien Secured Party waives any defense that the Grantors and/or the Second Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (B) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

SECTION 9.04 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 9.05 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 9.06 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.08 Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall control; provided, however, that if any of the provisions of the Third Lien Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, in each case, the TIA shall control.

SECTION 9.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the distinct and separate relative rights of the Priority Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the Priority Credit Agreement, the Second Lien Indenture, the Additional Second Lien Documents or the Third Lien Documents, as applicable), and except as expressly provided in this Agreement neither the Company nor any other Grantor may rely on the terms hereof (other than Sections 4.01, 4.02, 4.04, or 4.05, Article VII and Article IX). Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any Priority Lien Document, any Second Lien Document or any Third Lien Document with respect to any Collateral in any manner that would cause a default under any Priority Lien Document.

SECTION 9.13 Certain Terms Concerning the Second Lien Collateral Trustee and the Third Lien Collateral Agent.

(a) The Second Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Second Lien Indenture; and in so doing, the Second Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Second Lien Collateral Trustee shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement as duties and obligations on its part to be performed or observed. Notwithstanding anything to the contrary contained in this

Agreement, for purposes of clarity and avoidance of doubt, the Second Lien Collateral Trustee shall have no duties or obligations with respect to covenants and agreements made by or on behalf of any other Second Lien Secured Party in this Agreement. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Second Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Lien Indenture and the other Second Lien Documents (including, without limitation, Article 10 of the Second Lien Indenture and Article 5 of the Second Lien Collateral Trust Agreement). Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Second Lien Collateral Trustee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Second Lien Collateral Trustee, it is understood that in all cases the Second Lien Collateral Trustee shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same), in each case in accordance with the Second Lien Documents. This provision is intended solely for the benefit of the Second Lien Collateral Trustee and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

(b) The Third Lien Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Third Lien Collateral Trust Agreement and other Third Lien Documents; and in so doing, the Third Lien Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Third Lien Collateral Agent shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement as duties and obligations on its part to be performed or observed. Notwithstanding anything to the contrary contained in this Agreement, for purposes of clarity and avoidance of doubt, the Third Lien Collateral Agent shall have no duties or obligations with respect to covenants and agreements made by or on behalf of any Third Lien Secured Party in this Agreement. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Third Lien Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Third Lien Collateral Trust Agreement and other Third Lien Documents. Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Third Lien Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Third Lien Collateral Agent, it is understood that in all cases the Third Lien Collateral Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same), in each case in accordance with the Third Lien Documents. This provision is intended solely for the benefit of the Third Lien Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

SECTION 9.14 Certain Terms Concerning the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent.

(a) Notwithstanding anything to the contrary contained in this Agreement, none of the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms, covenants and agreements set forth in this Agreement. None of the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Company or any other Grantor) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Agent, as the case may be, is acting in good faith.

(b) Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Agent is entering into this Agreement solely in its capacity under the Priority Lien Documents, the Second Lien Documents and the Third Lien Documents, respectively, and not in its individual capacity.

(c) The Priority Lien Agent shall not be deemed to owe any fiduciary duty to (i) the Second Lien Collateral Trustee or any Second Lien Representatives or any other Second Lien Secured Party or (ii) the Third Lien Collateral Agent or any other Third Lien Representative or any other Third Lien Secured Party.

(d) The Second Lien Collateral Trustee shall not be deemed to owe any fiduciary duty to (i) the Priority Lien Agent or any other Priority Lien Secured Party or (ii) the Third Lien Collateral Agent or any other Third Lien Representative or any other Third Lien Secured Party.

(e) The Third Lien Collateral Agent shall not be deemed to owe any fiduciary duty to (i) the Priority Lien Agent or any other Priority Lien Secured Party or (ii) the Second Lien Collateral Trustee or any Second Lien Representatives or any other Second Lien Secured Party.

SECTION 9.15 Authorization of Secured Agents. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second Lien Security Documents, each Second Lien Secured Party authorizes the Second Lien Collateral Trustee to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Third Lien Security Documents, each Third Lien Secured Party authorizes the Third Lien Collateral Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

SECTION 9.16 Further Assurances. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Party, the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, the Third Lien Collateral Agent, for itself and on behalf of the other Third Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

SECTION 9.17 Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations, the Second Lien Obligations or the Third Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents, the Second Lien Documents or the Third Lien Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and none of the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Agent makes any warranty or representation to the other Secured Debt Representatives or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agents or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.

SECTION 9.18 Reciprocal Rights 1.1. The parties agree that the provisions of Sections 2.01(c) (but, for the purposes of this Section 9.18, without giving effect to the reference to the Priority Lien Cap therein), 3 (exercise of remedies), 4 (other than with respect to any Second Lien DIP Financing or any Permitted Junior DIP Financing), 5.01, 5.02, 7.02(e), and 9.03, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between the Priority Lien Agent and the other Priority Lien Secured Parties with respect to the Priority Lien Debt, on the one hand, and the Second Lien Collateral Trustee and the other Second Lien Secured Parties with respect to the Second Lien Debt, on the other hand, shall, from and after the Discharge of Priority Lien Obligations and until the Discharge of the Second Lien Obligations, apply to and govern, mutatis mutandis, the relationship between and among (A) the Second Lien Collateral Trustee and the other Second Lien Secured Parties with respect to the Second Lien Debt, on the one hand (which, for purposes of this Section 9.18 shall be treated for all purposes as the Priority Lien Debt, the Priority Lien Agent and the other Priority Lien Secured Parties as referenced in such aforementioned provisions), (B) the Third Lien Collateral Agent and the other Third Lien Secured Parties with respect to the Third Lien Debt (which, for purposes of this Section 9.18 shall be treated for all purposes as the Second Lien Debt, the Second Lien Agent and the other Second Lien Secured Parties as referenced in such aforementioned provisions) and (C) Priority Lien Agent and the other Priority Lien Secured Parties with respect to the Excess Priority Lien Obligations (which, for purposes of this Section 9.18 shall, for the avoidance of doubt, remain treated for all purposes as the Excess Priority Lien Obligations as referenced in such aforementioned provisions).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Original Priority Lien Agent

By:	/s/ David Morris
Name: David Morris
Title: Authorized Officer

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Intercreditor Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Collateral Trustee

By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Vice President

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Intercreditor Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Original Third Lien Collateral Agent

By:	/s/ Renee Kuhl
Name: Renee Kuhl
Title: Vice President

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Intercreditor Agreement

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

GRANTORS:

EXCO RESOURCES, INC.

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title: Vice President, Chief Financial Officer and Treasurer

EXCO HOLDING (PA), INC.
EXCO PRODUCTION COMPANY (PA), LLC
EXCO PRODUCTION COMPANY (WV), LLC
EXCO RESOURCES (XA), LLC
EXCO SERVICES, INC.
EXCO MIDCONTINENT MLP, LLC
EXCO PARTNERS GP, LLC
EXCO PARTNERS OLP GP, LLC
EXCO HOLDING MLP, INC.
EXCO LAND COMPANY, LLC

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title: Vice President, Chief Financial Officer and Treasurer

EXCO OPERATING COMPANY, LP

By:	EXCO Partners OLP GP, LLC,
its general partner

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title: Vice President, Chief Financial Officer and Treasurer

EXCO GP PARTNERS OLD, LP

By:	EXCO Partners GP, LLC,
its general partner

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Intercreditor Agreement

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title: Vice President, Chief Financial Officer and Treasurer

RAIDER MARKETING, LP

By:	Raider Marketing GP, LLC,
its general partner

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title: Vice President, Chief Financial Officer and Treasurer

RAIDER MARKETING GP, LLC

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title: Vice President, Chief Financial Officer and Treasurer

Signature page to

Intercreditor Agreement